As filed with the Securities and Exchange Commission on August 29, 2000
                                                    Registration No. 333-35644
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                   ----------


                              OPTICON MEDICAL, INC.
                          (f/k/a Immune Response, Inc.)
             (Exact name of Registrant as specified in its charter)

          Delaware                        421450                 42-1426742
(State or other jurisdiction  (Primary Standard Industrial   (I.R.S. Employer
of incorporation or            Classification Code Number)  Identification No.)
organization)


                            7001 Post Road, Suite 100
                               Dublin, Ohio 43106
                                 (614) 336-2000

         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)



                           William J. Post, President
                              Opticon Medical, Inc.
                            7001 Post Road, Suite 100
                               Dublin, Ohio 43016
                                 (614) 336-2000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)



                                   Copies to:
                              William J. Kelly, Jr.
                       Porter, Wright, Morris & Arthur LLP
                              41 South High Street
                              Columbus, Ohio 43215
                                 (614) 227-2136


Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

PURSUANT TO RULE 414(d) OF THE SECURITIES ACT OF 1933, THE REGISTRANT HEREBY EXPRESSLY ADOPTS THE REGISTRATION STATEMENT NO. 333-35644 OF THE PREDECESSOR ISSUER, IMMUNE RESPONSE, INC. AS ITS OWN REGISTRATION STATEMENT FOR ALL PURPOSES OF THE SECURITIES ACT OF 1933 AND THE SECURITIES AND EXCHANGE ACT OF 1934.

THE REGISTRANT AGREES TO AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                            PROSPECTUS-FIRST AMENDED




                              OPTICON MEDICAL, INC.
                                 7001 Post Road
                               Dublin, Ohio 43016
                                 (614) 336-2000


                        5,455,385 SHARES OF COMMON STOCK
                               ($.0001 par value)


This prospectus may be used only by the stockholders listed under the section entitled "selling stockholders" in this prospectus for their resale of up to 5,455,385 shares of our common stock. The 5,455,385 shares are shares of our common stock which these stockholders will receive upon conversion of preferred stock or exercise of warrants or shares received as payment of dividends on the preferred stock which they currently own. We will not receive any proceeds from the sale of the shares by the selling stockholders.

Our common stock is currently quoted and traded on the National Association of Securities Dealers OTC Bulletin Board under the symbol "OPMI." On August 22, 2000, the closing sale price of the common stock was $1.50 per share.


YOU SHOULD CONSIDER THE "RISK FACTORS" BEGINNING ON PAGE 5 BEFORE PURCHASING OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


The date of this prospectus is August 29, 2000.

TABLE OF CONTENTS


                                                                                                          PAGE

Prospectus Summary ..................................................................................        3

Risk Factors.........................................................................................        5

Forward Looking Statements May Prove to be Inaccurate................................................       11

Use of Proceeds......................................................................................       11

Price Range of Common Stock..........................................................................       11

Dividend Policy......................................................................................       11

Determination of Offering Price......................................................................       11

Management's Discussion and Analysis.................................................................       13

Business.............................................................................................       14

Management...........................................................................................       19

Principal Stockholders...............................................................................       23

Related Party Transactions...........................................................................       25

Description of Capital Stock.........................................................................       25

Selling Stockholders.................................................................................       28

Plan of Distribution.................................................................................       30

Legal Matters........................................................................................       31

Experts..............................................................................................       31

Changes in and Disagreements with Accountants on Accounting and Financial Information................       31

Financial Statements.................................................................................      F-1




                          ----------------------------


You should rely on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

                               PROSPECTUS SUMMARY

THIS SUMMARY PROVIDES AN OVERVIEW OF SELECTED INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS AND DOES NOT CONTAIN ALL OF THE INFORMATION YOU SHOULD CONSIDER. THEREFORE, YOU SHOULD ALSO READ THE MORE DETAILED INFORMATION IN THIS PROSPECTUS AND OUR FINANCIAL STATEMENTS. WHEN WE REFER IN THIS PROSPECTUS TO THE "COMPANY," "WE," "US," AND "OUR," WE MEAN OPTICON MEDICAL, INC., A DELAWARE CORPORATION, TOGETHER WITH OUR SUBSIDIARIES AND THEIR RESPECTIVE PREDECESSORS, UNLESS OTHERWISE INDICATED. THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO OPTICON MEDICAL, INC. SEE "FORWARD-LOOKING STATEMENTS MAY PROVE TO BE INACCURATE" ON PAGE 11.

                                  OUR BUSINESS

         Our predecessor, Immune Response, Inc. was incorporated on May 24, 1984, as Med-Mark Technologies, Inc. for the purpose of marketing medical products. We became Immune Response, Inc. on November 10, 1986. We established and operated the Clinical Testing and Research Division until May 1991, when we sold all of our assets to Infinity Laboratories, Inc. due to a lack of commercial viability. Until recently, we had been inactive, seeking and evaluating alternative business opportunities.

         On February 25, 2000, as part of a merger among us, Opticon Medical, Inc., an Iowa corporation, and Opticon Acquisition Corporation, a Delaware corporation and our wholly-owned subsidiary, we acquired the business of Opticon Medical, Inc., a development stage enterprise formed to develop, manufacture, and market disposable devices to manage and control the symptoms of urinary incontinence in adults. In the merger, Opticon Medical, Inc. was merged into our wholly-owned subsidiary, which then changed its name from Opticon Acquisition, Inc. to Opticon Medical, Inc. On July 27, 2000, pursuant to shareholder approval, Immune Response merged into its wholly-owned subsidiary, Opticon Medical, Inc. As a result of the mergers, our sole business now consists of the research and development activities relating to the OPTICON(TM), a disposable, silicone indwelling valved catheter designed to manage urinary incontinence, and other related products for urology markets.

         We are a development stage company, and to date have had no sales and generated no revenues.

We are located at 7001 Post Road, Dublin, Ohio  43016, telephone:
(614) 336-2000.

                                  THE OFFERING

Common stock offered by the selling stockholders       5,455,385 shares  (1)

Common stock outstanding as of August 22, 2000         7,691,762 shares  (2)

Use of Proceeds                                        We will not receive any
                                                       proceeds from the sale
                                                       of the common stock.

Over the Counter Bulletin Board Symbol                 OPMI



(1)  Includes:

     - 4,615,385 shares which may be received by the selling stockholders upon conversion of their preferred stock assuming a market value of $1.00 per share at the time of conversion.

     - 540,000 shares which may be received as payment for dividends on the preferred stock assuming a market value of $1.00 per share at the time of conversion.

     - 300,000 shares which may be received upon exercise of warrants held by the selling stockholders.


(2)  Does not include:

     - 976,020 shares of common stock issuable upon exercise of warrants outstanding as of August 22, 2000.

     - 1,418,196 shares of common stock issuable upon exercise of stock options outstanding as of August 22, 2000.

                                  RISK FACTORS

         An investment in our common stock is highly speculative, involves a high degree of risk, and should be made only by investors who can afford a complete loss. You should carefully consider the following risk factors, as well as the other information contained in this prospectus, before purchasing our common stock.


WE ARE A DEVELOPMENT STAGE ENTERPRISE AND MAY NEVER HAVE POSITIVE EARNINGS OR CASH FLOW

         Our current business is limited to research and development activities relating to the OPTICON(TM) and related products, from which we have yet to derive any revenues. Therefore, our business is subject to risks incident to any early stage business, including the absence of earnings. As of December 31, 1999, we had an accumulated deficit of $4,365,416. Until a successful commercial launch of the OPTICON(TM) (which is by no means assured) we will realize little, if any, revenue, and will be dependent upon the proceeds from our recent debenture/preferred stock financing and follow-on rounds of capitalizations to fund operations. See "Business - Recent Developments."

WE HAVE NEVER HAD ANY SALES OR REVENUES AND HAVE A HISTORY OF LOSSES. WE ALSO ANTICIPATE FUTURE LOSSES.

         We have been engaged primarily in the research, development and testing of the OPTICON(TM) and related products. We have not had any commercial sales or generated any revenues from the OPTICON(TM) or any other product to date and have experienced operating losses since our inception, including those for fiscal year 1999 totaling $799,873. We expect to incur substantial operating losses and the rate at which such losses are incurred is expected to increase relative to prior years as we prepare for the commercialization of the OPTICON(TM). Until a successful commercial launch of the OPTICON(TM), which is by no means assured, we will realize little, if any, revenue, and will be dependent upon the proceeds of our recent debenture/preferred stock financing to fund operations. There can be no assurance that we will ever generate revenues or achieve profitability.

WE NEED TO RAISE ADDITIONAL CAPITAL IN 2000 IN ORDER TO BE SUCCESSFUL

         We will likely incur substantial expenditures during 2000 to further the development and commercialization of the OPTICON(TM). We do not currently have adequate funds to accomplish our objectives and anticipate that we may need to raise additional capital in 2000. We are unsure whether capital will be available at that time.

WE FACE CERTAIN PRODUCT DEVELOPMENT RISKS AND THE UNCERTAINTY OF REGULATORY APPROVAL

         The OPTICON(TM) device is new and, accordingly, its safety and efficacy has not yet been established. The production and marketing of our products, including the OPTICON(TM), and our ongoing research and development activities are subject to regulations by numerous government authorities in the United States and other countries. The manufacture and sale of the OPTICON(TM) and future products are subject to Food and Drug Administration review and approval, which can be an expensive, lengthy and uncertain process. We received 510(k) allowance to market the OPTICON(TM) Direct, a non-valved product, as a drainage device in the United States, although we do not anticipate marketing the OPTICON(TM) Direct at least until after introducing the OPTICON(TM). In February 1998, the FDA approved our petition to permit us to conduct human trials on acute patient populations requiring short-term urinary management and to seek market clearance for short-term use of the OPTICON(TM) via a 510(k) submission rather than via the lengthier Pre-Market Approval process. The FDA, however, currently requires the more extensive PMA process for qualifying transurethral devices for the long-term management of incontinence. Once chronic use trials begin, a PMA filing is expected within 24 months. The approval process for a PMA application entails longer and more complicated regulatory review, often taking 6 to 12 months or longer from the time of filing.

         Failure to complete clinical trials or obtain the necessary FDA allowances or approvals, or to complete clinical trials or obtain such allowances or approvals on a timely basis, would have a material adverse effect on our business, financial condition and results of operations. In addition, the FDA and various state agencies inspect medical device manufacturers (including contract manufactures, such as we intend to employ) from time to time to determine whether they are in compliance with applicable regulations, including ones concerning manufacturing, testing, quality control and product labeling practices. Noncompliance with applicable regulatory requirements (including noncompliance by our third-party contract manufacturers) can result in, among other things, fines, injunctions, civil penalties, recall or seizure of products, total or partial suspension of production, failure of the government to grant pre-market clearance or approval for devices, withdrawal of marketing clearances or approvals, and criminal prosecution. The FDA also has the authority to request recall, repair, replacement or refund of the cost of any device we manufacture or distribute.

OUR PRODUCTS FACE THE UNCERTAINTY OF MARKET ACCEPTANCE

         The OPTICON(TM) represents a new approach to managing certain types of urinary incontinence, and there can be no assurance that the OPTICON(TM) will gain any significant degree of market acceptance even if necessary regulatory clearances or approvals are obtained. We believe that recommendations by physicians may be significant for market acceptance of the OPTICON(TM), and there can be no assurance that we will obtain any such recommendations. In addition, there can be no assurance that urinary incontinence sufferers in the United States and abroad will accept the OPTICON(TM). Further, the incontinence and urological device industry is highly competitive. In order to compete successfully against other products, we must maintain competitive pricing. Insufficient market acceptance of the OPTICON(TM) would have a material adverse effect on our business, financial condition and results of operations.

OUR SUCCESS IS COMPLETELY DEPENDENT UPON THE SUCCESS OF THE OPTICON(TM)

         Although we intend to develop a family of products for urology and incontinence care, we expect that substantially all of our revenues in the near-term will be derived from the OPTICON(TM). Failure to successfully commercialize the OPTICON(TM) would have a material adverse effect on our business, financial condition and results of operations.

WE DO NOT HAVE ANY MANUFACTURING CONTRACTS AND WILL BE DEPENDENDENT UPON THIRD PARTIES FOR MANUFACTURING

         Initially, we expect to contract with third parties for all of our manufacturing and there can be no assurance that we will be able to enter into acceptable contracts with appropriate third parties. In addition, we have contracted with third parties for the creation of tooling, assembly, packaging and sterilization. As a result, we will be dependent on such third parties to produce our products efficiently and on a timely basis. Further, we will be dependent on such third parties' quality control procedures. Failure of such third parties to maintain adequate quality control or to manufacture products in sufficient quantities and on a timely and cost-effective basis could have a material adverse effect on our business, financial condition and results of operations. Any interruption in supplies would also have a material adverse effect on our business, financial condition and results of operations.

WE DO NOT HAVE ANY MARKETING AND SALES SUPPORT

         We currently have no employees dedicated solely to marketing and sales. We expect to market our products initially through distribution alliances. In the future, we expect to market our products for the incontinence market in part through a direct sales force. There can be no assurance that we can build a distribution alliance or an effective sales force, attract and retain our own qualified marketing and sales group in the United States, or otherwise design and implement an effective marketing and sales strategy for the OPTICON(TM) or any future products we develop.

         We expect to market our products internationally principally through distributors or strategic alliances. There can be no assurance that we will be able to engage such distributors or strategic partners or that if retained such distributors or partners will be able to successfully market and sell our products.



OUR PRODUCTS FACE SIGNIFICANT COMPETITION AND OUR COMPETITORS MAY DEVELOP MORE EFFECTIVE PRODUCTS

         Our ability to compete in the urinary incontinence management field will depend primarily upon physician and consumer acceptance of the OPTICON(TM) device, consistency of product quality and delivery, price, technical capability and the training of health care professionals and consumers. Other factors within and outside our control will also affect our ability to compete, including our product development and innovation capabilities, our ability to obtain required regulatory clearances, our ability to protect the proprietary technology included in our products, our manufacturing and marketing capabilities, our third-party reimbursement status, and our ability to attract and retain skilled employees. Certain of our competitors have significantly greater financial, technical, research, marketing, sales, distribution and other resources than we have. The OPTICON(TM) is intended to be a management option for the treatment of urinary incontinence, but it is not a permanent cure. The development of new treatments that offer a permanent cure for urinary incontinence could have a material adverse effect on our business, financial condition and results of operations. There can be no assurance that our competitors will not succeed in developing or marketing technologies and products that are more effective or commercially attractive than any products that we may offer, nor can there be any assurance that such competitors will not succeed in obtaining regulatory clearance, introducing or commercializing any such products before we do. Such developments could have a material adverse effect on our business, financial condition and results of operations.

WE MAY NOT BE ABLE TO PROTECT OUR PATENTS OR PRODUCE OR MAINTAIN PROPRIETARY TECHNOLOGY

         Our ability to compete effectively will depend, in part, on our ability to develop and maintain proprietary aspects of our technology. Although we have a number of patents relating to the shape of the balloon and to the design and function of the discharge valve, there can be no assurance that our patents will not be challenged, invalidated or circumvented in the future. Legal standards related to the enforceability, scope and validity of patents are in transition and are subject to uncertainty due to broad judicial discretion and evolving case law. Moreover, there can be no assurance that our competitors, many of which have substantial resources and have made substantial investments in competing technologies, will not seek to apply for and obtain patents that will prevent, limit or interfere with our ability to make, use and sell our products either inside or outside the United States. The defense and prosecution of patent litigation or other legal or administrative proceedings related to patents is both costly and time-consuming, even if the outcome is favorable to us. An adverse outcome could subject us to significant liabilities to third parties, require disputed rights to be licensed from others or require us to cease making, using or selling any products. There also can be no assurance that any licenses required under any patents or proprietary rights would be made available on terms acceptable to us, if at all.

         We also rely on unpatented proprietary technology, and there can be no assurance that others may not independently develop the same or similar technology or otherwise obtain access to our unpatented proprietary technology. In addition, we cannot be certain that others will not independently develop substantially equivalent or superseding proprietary technology, or that an equivalent product will not be marketed in competition with our products, thereby substantially reducing the value of our proprietary rights. There can be no assurance that any confidentiality agreements between us and our employees, consultants or contractors will provide meaningful protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use or disclosure of such trade secrets, know-how or other proprietary information.

OUR PRODUCTS MAY NOT BE ELIGIBLE FOR THIRD-PARTY REIMBURSEMENT

         In the United States and many foreign countries, third-party reimbursement is currently generally available for surgical procedures for incontinence, but generally unavailable for patient-managed products such as diapers and pads. Although we believe that users of the OPTICON(TM) may ultimately be eligible for third-party reimbursement, there can be no assurance that such reimbursement will become available. The availability of third-party reimbursement for the OPTICON(TM) in Europe will vary from country to country. If third-party reimbursement is unavailable in the relevant European country or in the United States, consumers will have to pay for the OPTICON(TM) themselves, resulting in greater relative out-of-pocket costs of the OPTICON(TM) as compared to surgical procedures and other management options for which third-party reimbursement is available. Changes in the availability of third-party reimbursement for the OPTICON(TM), for products of our competitors or for surgical procedures may affect the pricing of the OPTICON(TM) or the relative cost to the consumer. We are not able to predict the effect that the availability or unavailability of third-party reimbursement for the OPTICON(TM) may have on the commercialization of the OPTICON(TM) abroad or, ultimately, in the United States, but such effect may be significant.

OUR PRODUCTS FACE INTERNATIONAL SALES AND OPERATIONS RISK

         We intend to sell the OPTICON(TM) and any future products to customers outside the United States as well as domestically. International sales and operations may be limited or disrupted by the imposition of government controls, export license requirements, political instability, market instability, trade restrictions, changes in tariffs or difficulties in staffing and managing international operations. Foreign regulatory agencies often establish product standards different from those in the United States, and any inability to obtain foreign regulatory approvals on a timely basis could have an adverse effect on our international business and our financial condition and results of operations. Additionally, our business, financial condition and results of operations may be adversely affected by fluctuations in currency exchange rates as well as increases in duty rates and difficulties in obtaining export licenses. There can be no assurance that we will be able to successfully commercialize the OPTICON(TM) or any future product in any foreign market.

WE ARE DEPENDENT ON KEY PERSONNEL AND NEED ADDITIONAL PERSONNEL

         We are currently dependent on the services of our officers and directors as well as our founder and other consultants. Our success is also dependent in large part upon our ability to attract and retain key management and operating personnel. Qualified individuals are in high demand and are often subject to competing offers. In the immediate future, we will need to add additional skilled personnel and to retain consultants in the areas of research and development, regulatory affairs, marketing and manufacturing. There can be no assurance that we will be able to attract and retain the qualified personnel needed for our business. The loss of the services of one or more members of our research or management group or the inability to hire additional personnel as needed, would likely have a material adverse effect on our business, financial condition and prospects. In addition, we do not have in force key man life insurance policies on any of our key officers.

AS A MANUFACTURER AND MARKETER OF A CONSUMER PRODUCT, WE COULD EXPERIENCE PRODUCT LIABILITY CLAIMS AND WE MAY NOT HAVE ADEQUATE INSURANCE COVERAGE

         We face an inherent business risk of exposure to product liability claims in the event that a consumer is adversely affected by our prospective products. Based on the nature of the OPTICON(TM) technology and our preliminary clinical results, we are hopeful that the OPTICON(TM) may potentially lower infection rates compared to traditional Foley catheters. Because the OPTICON(TM) is a foreign body in the urethra, however, there is always a chance of urinary tract infection. The OPTICON(TM) is also subject to other potential risks that apply to all indwelling catheters and devices, including urethral complications (balloon inflation in the urethra, urethral stricture, damage to the urethra if catheter removal is attempted while balloon is inflated) and bladder complications (hematuria due to irritation or infection, polypoid cystitis associated with long-term use, bladder perforation). There can be no assurance that our existing $2 million umbrella insurance policy is adequate to protect us from any liability we might incur in connection with the clinical studies or sales of the OPTICON(TM). In addition, we may require increased product liability coverage as the OPTICON(TM) is commercialized. Such insurance is expensive, and there can be no assurance that such insurance in the future will be available on commercially reasonable terms, or at all, or that such insurance, even if obtained, would adequately cover any product liability claim. A product liability or other claim with respect to uninsured liabilities or in excess of insured liabilities could have a material adverse effect on our business, financial condition and prospects.

YOU MAY HAVE DIFFICULTY BUYING AND SELLING OUR COMMON STOCK

         Our common stock is currently traded in the over-the-counter market on the OTC Bulletin Board. There can be no assurance that our common stock will continue to be listed on the OTC Bulletin Board or that a market for our common stock will exist in the future should our stockholders wish to sell any of their shares. There is no assurance that, if a market exists in the future, that it will be an active, liquid or continuous trading market. The stock market has experienced extreme price and volume fluctuations and volatility that has particularly affected the market prices of many technology, emerging growth, and developmental companies. Such fluctuations and volatility have often been related or disproportionate to the operating performance of such companies. Factors such as announcements of the introduction of enhanced services or related products by us or our competitors may have a significant impact on the market price of our common stock.

BECAUSE OUR COMMON STOCK IS A "PENNY STOCK," TRADING IN IT IS SUBJECT TO THE PENNY STOCK RULES WHICH COULD AFFECT YOUR ABILITY TO RESELL THE STOCK IN THE MARKET

         Our common stock is currently trading at a price below $5.00 per share, subjecting trading in the stock to certain rules promulgated under the Securities Exchange Act of 1934 requiring additional disclosures by broker-dealers. These rules generally apply to any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions (a "penny stock"). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally defined as an investor with a net worth in excess of $1,000,000 or annual income exceeding $200,000 individually or $300,000 together with a spouse). For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to the sale. The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Such information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in our common stock which could severely limit the market liquidity of our common stock and our stockholders' ability to sell them.

WE HAVE NEVER PAID A DIVIDEND AND DO NOT ANTICPATE DOING SO IN THE FORESEEABLE FUTURE

         We have never paid or declared a dividend on our common stock and do not anticipate doing so in the foreseeable future. We have accumulated substantial losses since our inception and there can be no assurance that our operations will result in sufficient revenues to enable us to operate at profitable levels or to generate positive cash flow. Any earnings generated from our operations will be used to finance our business and growth.

THE ISSUANCE OF THE COMMON STOCK TO THE SELLING STOCKHOLDERS MAY CAUSE DOWNWARD PRICING PRESSURE AND WILL DILUTE OUR STOCKHOLDERS' PERCENTAGE OF OWNERSHIP

         The shares of preferred stock held by the selling stockholders are convertible into common stock at a 35% discount to the market price of the common stock at the time of conversion, which means that the potential dilution of our stockholders' ownership will increase as our stock price goes down, since the preferred stock is convertible at a floating rate that is a discount to the market price. If the selling stockholders were to convert the preferred stock at the prevailing market price as of the date of this prospectus, the conversion would result in the issuance of approximately 3,134,408 additional shares of common stock to the selling stockholders. In addition, the sale of the common stock issued upon conversion of the preferred stock and exercise of the warrants issued to the selling stockholders will put downward pricing pressure on our common stock.

         We also expect to issue additional shares of our common stock to pay dividends on the preferred stock, further diluting our stockholders' ownership and putting additional downward pricing pressure on the common stock.

         We also have outstanding options and warrants to purchase common stock that were issued pursuant to the exchange of options and warrants held by Opticon Medical, Inc. stockholders before the merger. Additional warrants were issued to the selling stockholders. If some or all of these options and warrants are exercised, our stockholders would experience a dilution in their percentage of ownership and their voting power.

         If we issue equity securities to raise funds, each stockholder's interest may be reduced. Further, such equity securities may have rights, preferences, or privileges senior to the common stock.

THE CONCENTRATION OF OWNERSHIP OF OUR COMMON STOCK MAY LIMIT YOUR ABILITY TO INFLUENCE MATTERS

         Our directors, executive officers and principal stockholders (5% or greater) collectively beneficially own or have the right to acquire under currently exercisable options approximately 71.63% of our outstanding shares of common stock. As a result, these stockholders will be able to exercise significant influence over matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. Such concentration of ownership may have the effect of delaying or preventing a change in control.

VOLATILITY OF MEDICAL TECHNOLOGY COMPANIES' SECURITIES MAY ADVERSELY EFFECT THE MARKET PRICE OF YOUR STOCK

         Market prices of securities of medical technology companies, including the shares of our common stock, have experienced significant volatility from time to time. There may be volatility in the market price of our common stock due to factors that may not relate to our performance. Various factors and events, such as announcements by us or our competitors concerning new product developments, governmental approvals, regulations or actions, developments or disputes relating to patent or proprietary rights and public concern over product liability may have a significant impact on the market price our common stock.

              FORWARD LOOKING STATEMENTS MAY PROVE TO BE INACCURATE

         We have made forward-looking statements in this prospectus that are subject to risks and uncertainties. When we use the words "believe," "expect," "anticipate" or similar expressions, we are making forward-looking statements. Because many factors can materially affect results, including those listed under "Risk Factors," you should not regard our inclusion of forward-looking information as a representation by us or any other person that our objectives or plans will be achieved. Our assumptions relating to budgeting, research, sales, results and market penetration and other management decisions are subjective in many respects and thus are susceptible to interpretations and periodic revisions based on actual experience and business developments, the impact of any of which may cause us to alter our capital expenditures or other budgets, which may in turn affect our business, financial position, results of operations and cash flows. Therefore, you should not place undue reliance on forward-looking statements contained in this prospectus, which speak only as of the date of this prospectus. Factors that might cause actual results to differ from those anticipated in the forward-looking statements include, but are not limited to, those described in "Risk Factors." We undertake no obligation to publicly update or revise any forward-looking statements.

                                 USE OF PROCEEDS

         The proceeds from the sale of the shares offered by this prospectus will be received directly by the selling stockholders. We will not receive any proceeds from the sale of the shares. We will, however, receive the exercise price for any warrants which are exercised by the selling stockholders. We will use any funds we receive for general working capital purposes.

                           PRICE RANGE OF COMMON STOCK

         Our common stock has been traded on the over-the-counter market since July 1988. Trading in the our common stock was reported by National Quotation Service's "Pink Sheets" until January 1992 when the common stock ceased being quoted. Effective July 1999, our common stock is admitted for quotation on the NASD OTC Bulletin Board under the symbol "IMUN." Effective July 27, 2000, as a result of the merger of Immune Response, Inc. with and into Opticon Medical, Inc, we began trading under the new symbol "OPMI" on the NASD OTC Bulletin Board. The following table sets forth, for the periods indicated, the high and low bid per share, as reported by Nasdaq Trading & Market Services.

Third Quarter 1999 ...............................    $0.9375    $0.5
Fourth Quarter 1999 ..............................    $0.7       $0.25
First Quarter 2000 ...............................    $6.5       $0.39
Second Quarter 2000 ..............................    $3.5       $0.375
Third Quarter 2000 (through August 21, 2000) .....    $1.75      $0.94

         The bid price quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

         On August 22, 2000, the last reported sale price of our common stock was $1.50 per share. On August 22, 2000, there were 706 holders of record of shares of our common stock. This figure excludes an indeterminate number of stockholders whose shares are held in "street" or "nominee" name.

                                 DIVIDEND POLICY

         We have not paid a dividend on our common stock and do not anticipate paying any dividends in the foreseeable future. We may never pay cash dividends or distributions on our common stock. Whether we pay cash dividends in the future will be at the discretion of our Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, and any other factors that the Board of Directors decides is relevant.

                         DETERMINATION OF OFFERING PRICE

         The common stock offered by this prospectus may be offered by the selling stockholders from time to time in transactions reported on the NASD OTC Bulletin Board, in negotiated transactions, or otherwise, or by a combination of these methods, at fixed prices which may be changed, at market prices at the time of sale, at prices related to market prices or at negotiated prices. As such, the offering price is indeterminate as of the date of this prospectus. See "PLAN OF DISTRIBUTION."

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

         Our working capital, derived from a Debenture/Preferred Stock financing completed in February 2000, was $1,736,780 at the end of the second quarter, and is expected to fund our planned operations into the second quarter of 2001, after which additional funds will be required for further business development. We will continue to apply our existing cash resources to executing the current stage of our business plan, specifically across four initiatives - infrastructure, product development, regulatory approval and manufacturing scale-up. Broadly, it is our plan to advance development to the point that initial market introduction of the OPTICON(TM) device is considered imminent, thereby establishing the basis for subsequent funding.

         We have been methodically building our organization and internal capabilities, and will continue the hiring of key employees as the demands of the business call for the requisite financial, engineering and management skills. We have successfully recruited management and operating personnel in both the areas of product development/engineering and clinical and regulatory affairs. While the recruiting of additional operating personnel in these areas is expected, we plan to continue to use outside contractors to some extent, as the needs of the business dictate. We expect that manufacturing and assembly operations will be contracted to outside sources, and the process of qualifying and specifying these contractors is nearing completion. Marketing and business development management will be added to the organization later in the cycle as the product approaches market readiness. We currently expect to employ directly a total of some 8-10 associates by the end of 2000.

         The primary focus of our product development activity currently centers on integrating the final specifications of the first-generation female device and creating the initial tooling which will facilitate the assembly of finished devices for use in clinical trial. A final packaging design is also being specified and sourced. A series of test equipment and test protocols have been acquired or developed and are in routine use within our research and development facility to better demonstrate product performance characteristics, to facilitate failure mode analysis, and to further specify quality standards. We plan to move the male-gender version of the device from prototype to pilot stage following the completion of this critical phase of development for the female configuration. We also hope to proceed in other developmental areas such as a suprapubic configuration and an artificial sphincter, but the extent to which we will be able to pursue development will be limited by resource constraints and the prioritization of first-generation market entry.

         Conducting clinical trials to support a 510(k) submission for short-term urinary management is our primary objective in regulatory affairs. We have drafted a trial protocol which we plan to finalize with assistance from our previously assembled network of clinical investigators, after which we plan to consult with the FDA for guidance prior to proceeding. A meeting with FDA is scheduled for early September. We believe that a statistically valid sampling of patients can be studied over a relatively short 4-5 month time frame once the Institutional Review Boards of each of our investigative sites grant their approval to proceed. Assuming trial results remain satisfactory, we expect to have made our submission to the FDA before the end of the first quarter of 2001. Within that period of time, it is also our goal to have essentially completed the process necessary to apply for the European CE marking - the regulatory requirement for entering major foreign markets.

         Finally, production tooling is being preliminarily specified and sourced so that we will be able to equip one or more contract manufacturers for producing product components in scale quantities. Once we obtain regulatory clearance, this will enable a marketing-level manufacturing capacity and provide for meeting initial unit cost forecasts. Such tooling is significant in cost and we have not been successful in attempting to arrange debt or leasing in advance to mitigate the cash flow impact, primarily due to our pre-revenue status. This may have an adverse impact by accelerating the need for cash infusion by several months. We expect that we will need to raise additional capital early in 2001 in order to complete development and commercialization of our first product.

         Underlying the operating plan described above is the objective to secure sales and distribution channels to the urology markets in both the U.S. and Europe. We continue to have dialog with a number of the established market participants for creating a strategic alliance and as we get closer to demonstrating market readiness, it is likely that one or more of these discussions will become more meaningful and definitive.

                                    BUSINESS

BACKGROUND

         Immune Response, Inc. was incorporated in the State of Colorado on May 24, 1984, as Med-Mark Technologies, Inc. for the purpose of marketing medical products. When we were unable to obtain suitable products, we ceased operations and remained inactive from July 1985 until November 10, 1986, when we changed our name to Immune Response, Inc. From November 1986 until May 1991, we were a biomedical firm engaged in three levels of activity - clinical testing, clinical research, and basic research.

         We operated the Clinical Testing and Research Division until May 1991, when the Board of Directors, following an analysis of the results of the Division's operations, determined that the operations were not commercially viable and that it was highly unlikely the Division would ever be profitable. Accordingly, on May 10, 1991, we entered into an Asset Purchase Agreement with Infinity Laboratories, Inc. pursuant to which we sold to Infinity all of our assets relating to our laboratory services. We suspended our biomedical activities following this transaction and were inactive except for evaluating alternative business opportunities.

         On January 8, 1996, we announced that we had executed an agreement to merge with Ocurest Laboratories, Inc. of Palm Beach Gardens, Florida. Concurrent with executing the merger agreement, we made a secured loan to Ocurest in the amount of $125,000. On February 23, 1996, we announced the mutual termination of our merger agreement. As part of the mutual termination agreement, Ocurest repaid the aforementioned loan with interest. In addition, Ocurest agreed to pay us a fee of $10,000, with interest, upon the successful completion of its planned initial public offering which fee was paid during the fourth quarter of 1996.

         On February 10, 1997, at an Annual Meeting of Stockholders, our stockholders approved a one-for-one hundred (1 for 100) reverse stock split whereby every one hundred shares of our $.0001 par value common stock were converted to one share of $.0001 par value common stock and approved a reduction in the number of authorized shares from 950,000,000 to 25,000,000 effective March 3, 1997. As a result, our issued shares were decreased from 312,470,000 to 3,124,700 and outstanding shares decreased from 294,970,000 to 2,949,700.

RECENT DEVELOPMENTS

         On December 9, 1999, we entered into an Agreement and Plan of Reorganization with Opticon Acquisition Corporation, a Delaware corporation and our wholly-owned subsidiary, and Opticon Medical, Inc., an Iowa corporation, ("Opticon Iowa"), providing for the merger of Opticon Iowa with and into Opticon Acquisition Corporation.

         The stockholders of Opticon Iowa approved and adopted the Agreement and Plan of Reorganization at a special meeting held on January 28, 2000. The merger became effective February 25, 2000 and as a result, Opticon Acquisition Corporation changed its name to Opticon Medical, Inc.

         At the effective date of the merger, each outstanding share of common stock, no par value, Series A Preferred Stock, no par value, and Series B Preferred Stock, no par value, of Opticon Iowa, totaling 4,482,906 shares and held by approximately 88 shareholders, was converted into the right to receive
1.23 shares of Immune Response, Inc. common stock, $.0001 par value. A total of 5,513,974 Immune Response shares were issued in the merger. All shares issued in the merger were issued pursuant to exemptions from registration under the Securities Act of 1933. The merger consideration was determined based upon arms-length negotiations between us and Opticon Iowa.

         As a result of the merger, all outstanding options, warrants, or other purchase rights of Opticon Medical, Inc. were converted into the right to receive the number of shares of our common stock as would have been issued or delivered upon the exercise of such options, warrants and rights immediately prior to the effectiveness of the merger. At the effective date of the merger, there were outstanding an aggregate of 1,968,517 options and warrants, which by reason of the merger may be exercised for approximately 2,421,276 shares of our common stock.

         The transaction between us and Opticon Medical, Inc, was a business combination between an operating enterprise (Opticon Medical, Inc.) and a "shell company" (Immune Response, Inc.), in which we were the issuer of securities and the operating enterprise was determined to be the acquiring enterprise for financial reporting purposes. In this case, the business combination was being treated for financial reporting purposes as an issuance of securities by Opticon Medical, Inc. which has credited equity for the fair value of the tangible net assets of Immune Response (i.e., no goodwill or intangible assets were recognized in this transaction). Costs related to this transaction were charged directly to equity.

         The historical financial statements of Opticon Iowa have been presented as the historical financial statements of the combined enterprise and the assets and liabilities of Immune Response were accounted for as required by the purchase method of accounting without regard to which enterprise is the surviving enterprise. The results of the operations of Immune Response are included in the financial statements of the combined enterprise only from the date of acquisition. The equity of Opticon Iowa has been presented as the equity of the combined enterprise; however, the capital stock account of Opticon Iowa has been adjusted to reflect the par value of our outstanding stock after giving effect to the number of shares issued in the business combination. The difference between the capital stock account of Opticon Iowa and our capital stock account has been recorded as an adjustment to additional paid-in capital of the combined enterprise. For periods prior to the business combination, the equity of the combined enterprise is the historical equity of Opticon Iowa, prior to the merger retroactively restated to reflect the number of shares received in the business combination. The accumulated deficit of Opticon Iowa, will be carried forward after the acquisition. Earnings (loss) per share for periods prior to the business combination have been restated to reflect the number of equivalent shares received by the shareholders of Opticon in the merger.

         Immediately following the merger, we entered into Securities Purchase Agreements with certain investors, whereby investors purchased $3 million in principal amount of 6% convertible debentures and warrants to purchase 300,000 shares of our common stock at a price of $6.60 per share. The debentures were convertible, either in whole or in part, into common shares, at any time at the option of the holder, and from time to time, at a conversion price per share of common stock equal to the lesser of: (a) $4.50 or (b) 65% of the market price of our common stock. Any principal amount of debentures outstanding on the third anniversary of the issuance were automatically convertible into common stock at the conversion price unless the common stock issuable on such conversion would exceed 19.99% of the common stock outstanding on the mandatory conversion date, in which case our shareholders would have to approve the issuance of the common stock in excess of the 19.99% threshold. In the event of no shareholder approval, any unconverted portion of the debentures were required to be redeemed for cash.

         The debentures were recorded at the amount of gross proceeds of $3 million, less the fair value of the warrants, which were valued at $775,000. The calculated conversion price at February 25, 2000, the first available conversion date, was $2.93 per share. In accordance with the FASB's Emerging Issues Task Force Issue 98-5, the difference between this conversion price and the market price of $4.50 per share was reflected as additional interest expense of $1,613,013 in the combined company's statement of operations for the quarter ended March 31, 2000.

         On March 17, 2000, the debentures were exchanged for 3,000 shares of Series A 6% Convertible Preferred Stock. The preferred stock has identical terms and conditions to the debentures, except that the holders of preferred stock are entitled to cumulative dividends rather than interest, payable quarterly in cash or common stock. At the time of conversion, the principal balance of the debentures was $2,246,528, and accrued interest was $9,250. On the conversion date, we also netted the deferred debt issuance costs of $440,159, previously recorded as an asset, with the carrying value of the preferred stock. The dividends were accrued at June 30, 2000, in the amount of $51,781.

         On July 27, 2000, Immune Response merged into its wholly-owned subsidiary, Opticon Medical, Inc., a Delaware corporation. The merger was approved at our Annual Meeting of Shareholders and became effective on July 27, 2000. As a result, our corporate structure was consolidated into a single entity domiciled in Delaware, and began trading under the new symbol "OPMI" on the OTC Bulletin Board. We continue our operations as a development stage enterprise formed to develop, manufacture, and market disposable devices for use in urology and for the management and control of the symptoms of urinary incontinence in adults. Our current focus is on the development activities and regulatory approval process relating to its initial product, the OPTICON(TM) , a disposable, silicone indwelling valved catheter, to be first indicated for use in acute, short-term urinary management.

         At the effective date of the merger, each outstanding share of common stock of Immune Response was converted automatically into one share of our common stock, par value $0.0001 per share, and each outstanding share of Immune Response preferred stock was converted into one share of our Series A, 6% Convertible Preferred Stock, par value $0.0001 per share.

         All outstanding options, warrants and other rights to purchase Immune Response common stock were converted into options, warrants or rights to purchase the same number of shares of Opticon Medical common stock.

OVERVIEW

         Our current business began in 1994, as an Iowa corporation formed to develop, manufacture, and market a series of innovative, proprietary, cost-effective, disposable devices designed to manage and control the symptoms of urinary incontinence in adults. Urinary incontinence, the involuntary loss of urine, affects an estimated 18 million people in the United States, the vast majority of which are female. Urinary incontinence can be an intrusive, debilitating, and embarrassing condition that has a significant impact on a patient's quality of life. Our founder, Fouad A. Salama, M.D., conceived, produced, and tested a series of devices which showed promise for treating individuals suffering from urinary incontinence, and his efforts ultimately resulted in the OPTICON(TM) device and its associated patents, which formed the basis of our business. We have recently relocated to Dublin, Ohio, and are preparing to enter into the commercialization phase of business development.

         Our initial product is the OPTICON(TM), a disposable, silicone, indwelling valved catheter designed to manage urinary incontinence in females. We have also developed the OPTICON(TM) Direct, a non-valved, continuous drainage device to be used in the same manner as a Foley catheter. Because of the greater innovation and distinct value of the OPTICON(TM) (valved) device, we intend to market the OPTICON(TM) Direct on an opportunistic basis and only after the OPTICON(TM) has been introduced commercially. We have developed prototypes of male versions of the devices as well. We believe that the OPTICON(TM) device represents a whole new modality in the management of urinary incontinence, particularly for the moderate-to-severely incontinent patient who fails to be satisfied by wearing absorbent pads or adult diapers, or for whom specific surgical remedies or other treatments are not available. Additionally, early clinical trial experience has suggested that our technology will have applications within the short-term urinary management market as well. The OPTICON(TM) is more functional than urethral plugs or patches and more convenient than traditional Foley catheters. Individuals using the OPTICON(TM) will remain dry and odor free and better able to engage in normal life activities with reduced fear and embarrassment.

         We expect to initially use a contract manufacturer to produce the OPTICON(TM) and are pursuing arrangements with various vendors for different phases of manufacturing, including tooling, component parts assembly, sterilization, and packaging. We plan to market the products in the United States using multiple distribution channels, including a direct sales force and alliances with major health care companies. We also expect to develop distribution relationships and corporate alliances for international distribution.

          Prior to the merger, we had had no sales, generated no revenues, and, until the completion of the financing, have operated as a "virtual corporation" by combining the contributions of a small number of direct full-time employees with the services of a host of third-party contractors. We intend to apply working capital toward more fully establishing its directly employed infrastructure, completing its clinical trials for short-term use of the valved device, further progressing its product development projects, and establishing its initial market channels. We will continue to outsource expertise in the legal and financial disciplines and expect to continue with contract manufacturing at least through the first two years of market experience.

MARKET AND COMPETITIVE BUSINESS CONDITIONS

         We believe that our principal competition will come initially from existing urinary incontinence products, such as adult diapers and absorbents, with additional competition from existing catheters and surgical products. Also, pharmaceutical products have been introduced which have been shown to have a certain effectiveness for urge incontinence. Procter & Gamble, Kimberly-Clark, PMP, Inc., and Johnson & Johnson lead the market for diapers and pads. The urological division of C.R. Bard is the market leader for current indwelling catheters and supply products, holding over 50% of the market through its branded and original equipment manufactured product lines. Other significant participants in this market include Hollister, Sherwood, Rusch, Kendall, and Mentor. Their primary market thrust continues to be in the area of traditional urinary management. Bard also leads the United States market for bulking agents with Contigen(TM), a collagen-based material which is injected into the pertinent tissues for Intrinsic Sphincter Deficiency related incontinence.

         We believe that we are well positioned to ultimately compete within a total domestic market that currently exceeds $1.2 billion annually. We estimate similarly sized opportunities in markets overseas.

GOVERNMENTAL REGULATIONS

         Government regulation in the United States and other countries is a significant factor in the development and marketing of our products and in our ongoing manufacturing and research and development activities. We and our products are subject to regulation by numerous governmental authorities, primarily the United States Food and Drug Administration and corresponding foreign agencies, under a number of statutes including the Food, Drug and Cosmetic Act, as amended. Manufacturers of medical devices must comply with applicable provisions and associated government regulations governing the development, testing, manufacturing, labeling, marketing, and distribution of medical devices and the reporting of certain information regarding their safety. The FDC Act requires certain clearances from the FDA before medical devices, such as the OPTICON(TM), can be marketed.

         In August 1996, we received 510(k) allowance from the FDA to market the OPTICON(TM) Direct as a drainage device. We expect to obtain FDA 510(k) allowance and to have the OPTICON(TM) (valved) product market-ready for short-term use, and plan to enter the market for short-term urinary management for indications requiring use for 14 or fewer days. Thereafter, we intend to seek an Investigational Device Exemption to permit clinical trials regarding chronic use of the OPTICON(TM) and then file a Pre-Market Approval application to obtain approval to market the OPTICON(TM) for chronic use in the United States. The process for a Pre-Market Approval application often takes in excess of 2 1/2 years, including the clinical trial process and subsequent consideration from the FDA. In addition, we intend to seek ISO and CE mark certification, which will facilitate the marketing of the OPTICON(TM) in Europe.

         Conducting the clinical trials to support a 510(k) submission for short-term urinary management is the primary objective in regulatory affairs. A trial protocol has been drafted and will be brought to final form with assistance from our previously assembled network of clinical investigators, after which we will collaborate with the FDA to gain agreement to proceed to trial. A meeting with FDA is now scheduled for early September. We believe that a statistically valid sampling of patients can be studied over a relatively short 4-5 month time frame once the Institutional Review Boards of each of our investigative sites grant their approval to proceed. Assuming trial results remain satisfactory, we expect to have made our submission to the FDA before the end of the first quarter of 2001. Within that period of time, it is also our goal to have essentially completed the process necessary to apply for the European CE marking - the regulatory requirement for entering major foreign markets.

PATENTS AND TRADEMARKS

         Following the initial research and development of our core technology, an initial United States patent was issued in 1990 relating to the one-way disposable urinary control valve. Several subsequent patents and patent extensions have been issued, the most recent of which was in December 1997, and notice of allowance for claims relating to a new discharge valve was received in March 1998. Patents relating to this core technology have also been issued in Canada, Australia, Japan, North Korea, South Korea, and a number of countries throughout Europe, including those countries participating in the Patent Cooperation Treaty.

         Issued patent claims apply to the proprietary shape of the retention balloon and to the method for adjusting length and anchoring the device in place. The design and function of the discharge valve is also patented. Continuing development has resulted in additional patent applications, and in April 1999, a new patent was issued for a surgically implantable artificial sphincter. We originally acquired an exclusive and irrevocable license to the

OPTICON(TM) and its related technology from Dr. Salama. In 1997, we entered into an ongoing exclusive consulting agreement with Dr. Salama, wherein Dr. Salama assigned ownership of all existing patents, and will assign all future patents he develops in the fields of urology, urogynecology, and urinary incontinence care, directly to us.

EMPLOYEES

         As of August 22, 2000, we employed 5 full time employees and used the services of several external consultants. None of our employees are subject to a collective bargaining agreement, and we consider our relationships with our employees to be good.

PROPERTIES

         We lease approximately 4,100 square feet of space at 7001 Dublin Road, Suite 100, Dublin, Ohio 43016, at an annual net rent of $58,997, under a lease that expires on September 30, 2001.

LEGAL PROCEEDINGS

         We are not currently involved in any material pending legal proceedings.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

         We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file reports, proxy statements and other information with the Securities and Exchange Commission. These reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Securities and Exchange Commission's regional offices located at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. You can obtain copies of these materials from the Public Reference Section of the Securities and Exchange Commission upon payment of fees prescribed by the Securities and Exchange Commission. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission's Web site contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

         We have filed a registration statement on Form SB-2 with the Securities and Exchange Commission under the Securities Act with respect to the securities offered in this prospectus. This prospectus, which is filed as part of a registration statement, does not contain all of the information set forth in the registration statement, some portions of which have been omitted in accordance with the Securities and Exchange Commission's rules and regulations. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus are not necessarily complete and are qualified in their entirety by reference to each such contract, agreement or other document which is filed as an exhibit to the registration statement. The registration statement may be inspected without charge at the public reference facilities maintained by the Securities and Exchange Commission, and copies of such materials can be obtained from the Public Reference Section of the Securities and Exchange Commission at prescribed rates

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

Our directors and executive officers are as follows:

         NAME                                        TITLE                                                AGE
         ----                                        -----                                                ---

         William J.  Post                            President, Chief Executive Officer and Director      49

         Walter L. Sembrowich, Ph.D.                 Chairman of the Board and Director                   57

         Ronald E. Eibensteiner                      Director                                             49

         David Lundquist                             Director                                             57

         Fouad A. Salama, M.D.                       Director                                             60

         David B. Bittner                            Treasurer and Chief Financial Officer                33

         John LaMarche                               Vice President of Operations                         50

         Mr. Post has served as our President, Chief Executive Officer and Director since joining us in March 1997. Mr. Post has 24 years of experience in the health care industry, with significant experience in new business development and turnarounds. Prior to joining us, Mr. Post had been employed from 1993 as Senior Vice President, Sales and Marketing of Medex, Inc., a medical device manufacturer in the fields of fluid and drug delivery and infusion systems. From 1988 to 1993, he served as Vice President, Sales and Marketing of Spectramed, Inc., a manufacturer and marketer of devices for hemodynamic monitoring and cardiovascular access, and, after Ohmeda/BOC Health Care acquired Spectramed, served as Vice President of Field Operations, where he had full profit and loss responsibility for a $100 million division. From 1987 to 1988, Mr. Post was Director of Worldwide Marketing and New Business Development for Instrumentation Laboratories, Inc., and from 1985 to 1987 he was Director of Marketing for Travenol-Genentech Diagnostics, a division of Baxter.

         Dr. Sembrowich has served as our Chairman of the Board and a Director since January 1996 and was our Acting Chief Executive Officer from October 1996 to March 1997. Dr. Sembrowich is Founder, Chairman and CEO of Birch Point Medical, Inc., a privately held development-stage company specializing in non-invasive transdermal drug delivery systems. He is also President and founder of Aviex, Inc., a provider of investment and development services to start-up and early stage medical companies. Dr. Sembrowich co-founded Diametrics Medical, Inc., a manufacturer and marketer of point-of-care blood chemistry testing systems, where he served as CEO from 1990 to 1993 and Director and Co-Chairman until 1996. He was also a founder of Arden Medical Systems, Inc., a manufacturer and marketer of clinical chemistry measurement products for physician offices, where he served as Director and Vice President of Scientific Affairs from 1983 to 1988. Johnson & Johnson acquired Arden Medical in 1987. Dr. Sembrowich is a current Director of St. Jude Medical, the world's leading supplier of mechanical heart valves, and serves on the board of Integ Incorporated. He has also been Director for Minnesota Project Innovation and has served as Chairman and review board member for the National Institutes of Health Small Business Innovative Research program.

         Mr. Eibensteiner has served as a Director since January 1996. Since 1983, Mr. Eibensteiner has been involved in the formation of several technology companies and in 1991, founded Wyncrest Capital, Inc. to focus exclusively on early-stage seed investment opportunities in the Minneapolis/St. Paul area. Prior to starting Wyncrest Capital, he was co-founder of Diametrics Medical and provided the seed capital for OnHealth Network Company (formerly IVI Publishing). From 1983 to 1987, Mr. Eibensteiner was co-founder of Arden Medical Systems and served as its Chief Financial Officer until its sale to Johnson & Johnson in 1987. Currently, Mr. Eibensteiner is a

Director of IntraNet Solutions Inc., a provider of Web-based document management solutions for corporate intranets, and is Chairman of the Board of OneLink Communications, Inc., a company specializing in the transformation of raw telecommunications data into visual business intelligence.

         Mr. Lundquist has served as a Director since February 1995. Mr. Lundquist is the Managing Partner of Lundquist, Schiltz & Associates, an investment management firm. From 1991 to 1996, he was Vice Chairman of New Heritage Associates, a company in partnership with Meredith Corporation, engaged in the acquisition and operation of cable television systems. Until December 1990, Mr. Lundquist was Executive Vice President of Finance for Heritage Communications, Inc., one of the largest cable television operators in the country. From 1978 to 1980, he was Vice President of Finance for First Data and from 1975 to 1977 was Treasurer of Valmont Industries. Mr. Lundquist serves on the boards of QTech Systems, C.E. Software, MarketLink, Genesis Systems Group, Ltd., and Horizon Technologies. He is also Director and Vice Chairman of Da-Lite Screen Company.

         Dr. Salama is our founder and is the inventor of its core technology, and has served as a Director since our inception. From 1994 to 1996, he served as our President and CEO, and thereafter as Executive Vice President of Scientific and Medical Affairs. In November 1997, we entered into a consulting agreement with Dr. Salama, whereby we retained him to render his exclusive developmental services and design expertise in the areas of urology, urogynecology and continence care. From 1973 to 1993, Dr. Salama was Associate Professor of Medicine at the College of Osteopathic Medicine and Surgery in Des Moines, Iowa, and practiced internal medicine and cardiology in West Des Moines, Iowa. Currently, Dr. Salama is a private practitioner of internal medicine in Temecula, California.

         Mr. Bittner was appointed our Treasurer and Chief Financial Officer in February 2000. Mr. Bittner is the founder of Growth Management Solutions, Inc. incorporated in 1994. GMS administers financial management functions for entrepreneurial businesses. Mr. Bittner has led GMS since its inception and has personally served in a financial advisory capacity to several GMS clients. Prior to this, Mr. Bittner worked at Price Waterhouse as a CPA managing audits of both Fortune 500 firms and mid-market companies, as well as working as a management consultant for the Center for Entrepreneurship, where he advised clients on matters including process reengineering and management systems design. In addition, Mr. Bittner worked for CID, an Indianapolis-based venture capital firm, serving as roving CFO for several of CID's portfolio companies.

         Mr. LaMarche has been our Vice President of Operations since September 1994 and served as a Director from September 1994 to June 1998. From 1993 to 1994, LaMarche consulted to health care and health insurance companies. Between 1977 and 1993, Mr. LaMarche held line management positions with CIGNA and Equitable Life, where his responsibilities included managing 150 employees, multiple offices and a $22 million operating budget. Effective February 11, 2000, Mr. LaMarche has submitted his resignation as Vice President of Operations and will leave the employ of the Company in May 2000.

         At the February 23, 2000 meeting of the Board of Directors, the Board authorized the formation of an Audit Committee and a Compensation Committee. Both the Audit Committee and Compensation Committee consists of Messrs. Sembrowich, Lundquist, and Eibensteiner. As of the date of this prospectus, there has been one meeting of the Audit Committee, and no meeting of the Compensation Committee.

         Our Board of Directors met 5 times during the year ended December 31, 1999.

         Directors who are not employees receive no cash compensation for their services, but receive stock options as compensation for their services. For Board service during 1999, we granted options to purchase 10,000 shares of common stock (exercisable at the fair market value on the date of grant) to Messrs. Sembrowich, Eibensteiner, Lundquist, and Salama. In addition, we reimburse Directors for out-of-pocket expenses for attending Board meetings.

         Each director serves until the next annual meeting of our stockholders and until his or her successor has been elected or until his or her prior death, resignation or removal. Each executive officer holds office until his or her successor has been appointed or until his or her prior death, resignation or removal. There are no family relationships among our directors and executive officers.

SUMMARY COMPENSATION TABLE

         The table below gives information regarding all annual, long-term and other compensation paid by us to our Chief Executive Officer, our only executive officer whose total annual salary and bonus exceeded $100,000 for services rendered during any of the years indicated below. The individual listed below in this table is referred to elsewhere in this prospectus as the "named executive officer."

                                                                                     LONG-TERM
                                                    ANNUAL COMPENSATION              COMPENSATION
                                                    --------------------------       ------------
                                                                                                     ALL OTHER
 NAME AND PRINCIPAL POSITION              YEAR      SALARY          BONUS            AWARDS          COMPENSATION
                                                      ($)            ($)             ------------    ($)
                                                                                     SECURITIES
                                                                                     UNDERLYING
                                                                                     OPTIONS
                                                                                     (#)
---------------------------------         ----      ---------       ----------       ------------    -------------
 William J. Post, President and
 Chief Executive Officer                  1999       $160,000       $60,000(1)       -               -

                                          1998      $160,000        $60,000(2)       150,000         -

                                          1997      $133,333        $30,000(3)       250,000         -

(1) $50,000 was deferred with interest at a rate of 10% per annum. The deferral was paid in March 2000.

(2) $30,000 was deferred with interest at a rate of 10% per annum. The deferral was paid in March 2000.

(3) $30,000 was deferred with interest at a rate of 10% per annum. The deferral was paid in March 2000.



OPTIONS GRANTED IN LATEST FISCAL YEAR

         No stock options were granted during 1999 to the named executive officer.


AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

              The following table sets forth the number and value of stock options held by the named executive officer at December 31, 1999.

                                                        NUMBER OF SECURITIES
                                                        UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED
                                                        OPTIONS AT FISCAL YEAR-END      IN-THE-MONEY OPTIONS AT
                                                        (#)                             FISCAL YEAR-END ($)(1)
                                                        --------------------------      ------------------------
                            SHARES
                            ACQUIRED      VALUE
                            ON            REALIZED      EXERCISABLE     UNEXERCISABLE   EXERCISABLE      UNEXERCISABLE
NAME                        EXERCISE      ($)
                             (#)
----                       ---------      --------      -----------     -------------   -----------      -------------
William J. Post             0             $0            492,000         0               $0               $0

(1) Represents the total gain which would be realized if all in-the-money options held at year end were exercised, determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and the per share fair market value at year end ($0.39 on December 31, 1999). An option is in-the-money if the fair market value of the underlying shares exceeds the exercise price of the option.

EMPLOYMENT AGREEMENTS

         In March 1997, we entered into an employment agreement with Mr. Post, which provides, among other things, for a salary of $160,000, payment of bonus compensation upon achievement of certain milestones, grant of an option to purchase 250,000 shares of our common stock, indemnification for certain breaches of his fiduciary duty as a director, continuation of his then current base salary for a period of 12 months (or such lesser period until he finds other full-time employment) if we terminate his employment without "cause" (as such term is defined in such agreement), and a covenant not to compete and not to solicit our employees during the term of his employment and for two years following the termination of his employment for any reason. Such employment agreement has an initial term of two years and is automatically extended for successive one year periods unless either party objects to such extension at least 30 days prior to the end of the initial term or any extension term. In light of our limited financial resources, we amended such employment agreement in February 1998 to defer Mr. Post's unpaid bonuses earned in 1997 and 1998, which deferred amount accrued interest at a rate of 10%. The deferrals continued in 1999. In March 2000, we paid the deferrals with interest.

         In September 1997, we entered into an employment agreement with Mr. LaMarche, which agreement provides, among other things, for a salary of $100,000, indemnification for certain breaches of his fiduciary duty as a director, continuation of his then current base salary for a period of four months (or such lesser period until he finds other full-time employment) if we terminate his employment without "cause" (as such term is defined in such agreement), and a covenant not to compete and not to solicit our employees during the term of his employment and for two years following the termination of his employment for any reason. Such employment agreement had an initial term ending December 31, 1997, but is automatically extended for successive one year periods unless either party objects to such extension at least 30 days prior to the end of any extension term. In light of our limited financial resources, such employment agreement was amended in February 1998 to defer 27% of Mr. LaMarche's 1998 salary, which deferred amount accrued interest at a rate of 10%. The deferrals continued in 1999. In March 2000, the deferrals were paid with interest.

         In November 1997, we entered into a four-year consulting agreement with Dr. Salama, pursuant to which Dr. Salama agreed to render his exclusive developmental services and design expertise in the areas of urology, urogynecology and incontinence care. In return for his services, Dr. Salama received $110,000 per year for the first two years of the agreement and will receive $75,000 per year for the remaining two years as well as reasonable and necessary out-of-pocket expenses. The consulting agreement also provides that Dr. Salama will assign directly to us all future patents developed during the consulting period or within one year thereafter and relating to our business. In connection with the consulting agreement, we also entered into an agreement with Dr. Salama, providing, among other things, for (i) assignment to us of all of Dr. Salama's existing patents relating to our business, (ii) continuation and extension of certain benefits and stock options, (iii) mutual release of claims, and (iv) a two-year noncompetition agreement.

                             PRINCIPAL STOCKHOLDERS

         The following table provides information regarding the beneficial ownership of our common stock as of August 22, 2000 by:

         - each stockholder known by us to be the beneficial owner of more than 5% of our common stock;

         - each director;

         - the named executive officer; and

         - all directors and executive officers as a group.

         We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. Unless otherwise indicated, the persons and entities included in the table have sole voting and investment power with respect to all shares beneficially owned, subject to applicable community property laws. Shares of our common stock subject to options that are either currently exercisable or exercisable within 60 days of August 22, 2000, are treated as outstanding and beneficially owned by the option holder for the purpose of computing the percentage ownership of the option holder. However, these shares are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

                                                       SHARES BENEFICIALLY OWNED

                                                     ---------------------------
NAME OF BENEFICIAL OWNER                               NUMBER           PERCENT
-----------------------------------------------      ---------          --------
Ronald E. Eibensteiner(1)                            1,308,090            16.2%
John LaMarche(2)                                       175,275             2.2%
David J. Lundquist(3)                                  492,431             6.2%
William J. Post(4)                                     634,680             7.8%
Fouad A. Salama, M.D.(5)                             1,151,514            14.6%
Walter L. Sembrowich, Ph.D.(6)                         386,847             4.8%
Iowa Seed Capital Corporation(7)                       519,372             6.7%
Wayne Mills(8)                                         595,647             7.6%
Henry Fong(9)                                          525,167             6.8%
The Shaar Fund, Ltd.(10)                             1,576,964            20.1%
Augustine Fund, L.P(11)                              1,038,086            13.3%
Zakeni, Ltd.(12)                                       259,522             3.4%
All directors and executive officers as a group      4,148,837            44.3%
(6 persons)(13)


----------
(1) Includes 270,600 shares which may be purchased under stock options and warrants exercisable within 60 days of August 22, 2000 held by Mr. Eibensteiner, and 975,990 shares (including 88,245 options and warrants exercisable within 60 days of August 22, 2000) held by Wyncrest Capital, Inc., of which Mr. Eibensteiner claims beneficial ownership.

(2) Includes 135,915 shares which may be purchased under stock options and warrants exercisable within 60 days of August 22, 2000.

(3) Includes 249,290 shares which may be purchased under stock options and warrants exercisable within 60 days of August 22, 2000.

(4) Includes 492,000 shares which may be purchased under stock options and warrants exercisable within 60 days of August 22, 2000.

(5) Includes 206,757 shares which may be purchased under stock options and warrants exercisable within 60 days of August 22, 2000.

(6) Includes 236,474 shares which may be purchased under stock options and warrants exercisable within 60 days of August 22, 2000.

(7) Includes 44,436 shares which may be purchased under stock options and warrants exercisable within 60 days of August 22, 2000.

(8) Includes 98,400 shares which may be purchased under stock options and warrants exercisable within 60 days of August 22, 2000.

(9) Includes 49,200 shares which may be purchased under stock options and warrants exercisable within 60 days of August 22, 2000.

(10) Includes 1,505,534 shares which may be purchased upon conversion of the preferred stock and exercise of the warrants.

(11) Includes 1,038,086 shares which may be purchased upon conversion of the preferred stock and exercise of the warrants.

(12) Includes 259,521 shares which may be purchased upon conversion of the preferred stock and exercise of the warrants.

(13) Includes 1,679,281 shares which may be purchased under stock options and warrants exercisable within 60 days of August 22, 2000.

                           RELATED PARTY TRANSACTIONS

         On November 29, 1999, Opticon Medical, Inc., the Iowa corporation, issued a Promissory Note to us for the sum of $100,000. The loan was made for the purpose of covering Opticon Medical, Inc., the Iowa corporation's operating expenses pending the merger. We financed the loan through our Private Placement Offering in November 1999. We settled the Promissory Note, together with accrued interest at a rate of 8.5%, as part of the merger.

                          DESCRIPTION OF CAPITAL STOCK

         The following brief description of certain provisions of our Conformed Certificate of Incorporation and Amended and Restated Bylaws does not purport to be complete and is subject in all respects to the provisions of the Certificate and Bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part.

         Our authorized capital stock consists of 25,000,000 shares of common stock, $0.0001 par value, and 1,000,000 shares of preferred stock, $0.0001 par value. There are currently outstanding 7,691,762 shares of common stock, and 3,000 shares of preferred stock. All outstanding shares of common stock are fully paid and non-assessable.

COMMON STOCK

         Holders of validly issued and outstanding shares of common stock are entitled to one vote per share of record on all matters to be voted upon by stockholders. At a meeting of stockholders at which a quorum is present, a majority of the votes cast decides all questions, unless the matter is one upon which a different vote is required by express provision of law or our Certificate or Bylaws. Our Certificate does not provide stockholders the right to cumulate their votes in the election of directors. As a result, holders of more than 50% of the outstanding shares can elect all of our directors. Stockholders have no preemptive or other rights to subscribe for additional shares nor any other rights to convert their common stock into any other securities.

         Subject to the preferences that may be applicable to the holders of any outstanding shares of preferred stock, holders of common stock are entitled to such dividends as may be declared by the Board of Directors out of funds legally available therefor. The payment by us of dividends, if any, rests within the discretion of our Board of Directors and will depend upon our operating results, financial condition and capital expenditure plans, as well as other factors considered relevant by the Board of Directors. Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to stockholders are distributable ratably among the holders of common stock at that time outstanding, subject to prior distribution rights of our creditors and preferential rights of any outstanding shares of preferred stock.

PREFERRED STOCK

          Our Certificate authorizes the Board of Directors to issue up to 1,000,000 shares of preferred stock in one or more series and to establish such relative dividend, redemption, liquidation, conversion and other powers, preferences, rights, qualifications, limitations and restrictions as the Board of Directors may determine without further approval of our stockholders. The issuance of preferred stock by the Board of Directors could be used, under certain circumstances, as a method of delaying or preventing a change in control and could permit the Board of Directors, without any action by holders of common stock, to issue preferred stock which could have a detrimental effect on the rights of holders of common stock, including loss of voting control. In certain circumstances, this could have the effect of decreasing the market price of the common stock.

         The issuance of any series of preferred stock, and the relative powers, preferences, rights, qualifications, limitations and restrictions of such series, if and when established, will depend upon, among other things, our future capital needs, the then-existing market conditions and other factors that, in the judgment of the Board of Directors, might warrant the issuance of preferred stock.

SERIES A, 6% CONVERTIBLE PREFERRED STOCK

         On February 24, 2000, the directors authorized the designation of 3,000 shares of preferred stock as the "Series A, 6% Convertible Preferred Stock". These shares were issued pursuant to an Exchange Agreement between us and the selling stockholders whereby the selling stockholders received an equal number of preferred stock for their interests in the debentures. See "Selling Stockholders."

         Each share of preferred stock has a stated value of $1,000 and is entitled to receive dividends at a rate of six (6%) percent per annum of the stated value per share thereof. Dividends are cumulative from the date of issue, whether or not declared for any reason and whether or not there are funds legally available for the payment thereof. Each dividend is payable at our option, in common stock or cash on a pro rata basis, in equal quarterly amounts on each March 31, June 30, September 30 and December 31 of each year the Series A Preferred Stock is outstanding, beginning on June 30, 2000.

         Except as otherwise provided by the Delaware General Corporation Law, the holders of the preferred stock have no voting rights.

         The shares of preferred stock are convertible at any time into shares of common stock, at a price equal to the lesser of: (a) $4.50 and (b) 65% of the average of the closing bid prices of the common stock as reported by the OTC/BB for the five (5) consecutive trading days immediately prior to conversion, subject to adjustment for certain events. We will mandatorily convert the preferred shares into common stock on February 25, 2003.


WARRANTS

         We issued to the selling stockholders warrants to purchase 300,000 shares of our common stock. They are exercisable by the selling stockholders at any time until February 28, 2005, at a purchase price equal to $6.60 per share.

         The warrants issued to the selling stockholders contain provisions that protect the holder against dilution by adjustment of the exercise price and number of shares to be received upon exercise. Adjustments will occur in the event, among others, of a merger, stock split or reverse stock split, stock dividend or recapitalization. We are not required to issue fractional shares upon the exercise of the warrants. The holder of the warrants will not possess any rights as a stockholder until the holder exercises the warrants.

         The warrants may be exercised upon surrender on or before the expiration date of the warrants at our offices, with an exercise form completed and executed as indicated, accompanied by payment of the exercise price for the number of shares for which the warrant is being exercised. The exercise price is payable by check or bank draft payable to our order or by wire transfer.

         For the life of the warrants, the holder has the opportunity to profit from a rise in the market price of the common stock without assuming the risk of ownership of the shares of common stock issuable upon the exercise of the warrant. The warrant holder should be expected to exercise the warrant at a time when we would likely be able to obtain any needed capital by an offering of common stock on terms more favorable than those provided for by the warrant. Furthermore, the term on which we could obtain additional capital during the life of the warrant may be adversely affected.

TRANSFER AGENT

         The Transfer Agent and registrar for our common stock is Corporate Stock Transfer, Inc., Denver, Colorado.

CERTAIN PROVISIONS OF OUR ARTICLES AND BYLAWS

STOCKHOLDER ACTION BY WRITTEN CONSENT

         Our Bylaws provide that any action that may be taken at a meeting of our stockholders may be taken without a meeting if such action is authorized by the unanimous written consent of all stockholders entitled to vote at a meeting for such purposes. Since we have numerous stockholders, it is not likely that action by unanimous written consent of the stockholders is feasible.


SPECIAL MEETINGS

         Our Bylaws provide that special meetings of our stockholders may be called by the Board, by our President or by one or more written demands for the meeting, stating the purposes for which it is to be held, signed and dated by the holders of shares representing at least 10 percent of all the votes entitled to be cast on any issue proposed to be considered at the meeting. This provisions may make it difficult for stockholders to take action opposed by the Board.

AMENDMENTS TO OUR BYLAWS

         Our Bylaws provide that they may be amended or repealed by the stockholders or, except to the extent limited by Delaware law, by the Board of Directors.

INDEMNIFICATION

         Our directors and officers are entitled to statutory rights to be indemnified by us against litigation-related liabilities and expenses if the director or officer is either successful in the defense of litigation or is otherwise not to have engaged in willful misconduct, knowingly violated the law, failed to deal fairly with us or our stockholders or derived an improper personal benefit in the performance of his duties to us. These rights are incorporated in our Certificate and Bylaws. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in connection with any securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

                              SELLING STOCKHOLDERS

         The 5,455,385 shares of our common stock described in this prospectus includes 4,615,385 shares which may be issued to the selling stockholders upon exchange of their preferred stock, 540,000 shares which may be issued as payment for dividends on the preferred stock, plus 300,000 shares which may be issued upon exercise of their warrants. Except for the ownership of the preferred stock and the warrants (and any shares upon conversion or exercise thereof), the selling stockholders have not had a material relationship within the past three years with us. The shares of common stock are being registered to permit public secondary trading of the shares, and the selling stockholders may offer the shares for resale from time to time. See "PLAN OF DISTRIBUTION."

         The warrants were issued by us in February 2000, and are exercisable at a price equal to $6.60 per share. Pursuant to an Exchange Agreement between us and the selling stockholders, the preferred stock was issued in exchange for certain debentures issued by us in February 2000. The preferred stock and any dividends accrued thereon may be converted into common stock at any time. The preferred stock is entitled to cumulative annual dividends at the rate of 6% of stated value payable in common stock at the time of each conversion, and is convertible into shares of our common stock based on the conversion price at the time of conversion. The conversion price is an amount equal to the lesser of (a) $4.50 and (b) 65% of the average of the closing bid prices of the common stock for the five business days prior to conversion. The conversion price is subject to equitable adjustment upon the occurrence of certain events, such as stock splits, stock dividends, reclassifications or combinations.

         A selling stockholder is prohibited from converting any portion of the preferred stock which would result in the selling stockholder being deemed the beneficial owner, in accordance with the provisions of Rule 13d-3 under the Exchange Act, of 5.00% or more of the then issued and outstanding common stock.

                  As required by the Exchange Agreement and related Registration Rights Agreement, in recognition of the fact that selling stockholders may wish to be legally permitted to sell any shares of common stock acquired upon conversion of the preferred stock or exercise of the warrants, or received as payment for dividends on the preferred stock when they deem appropriate, we have filed with the Commission under the Securities Act a registration statement on Form SB-2, of which this prospectus forms a part, with respect to the resale of the shares of common stock by the selling stockholders from time to time on the OTC Bulletin Board or in privately-negotiated transactions.

         Information regarding beneficial ownership of our common stock by the selling stockholders as of August 22, 2000 follows. The table assumes that the selling stockholders sell all shares offered under this prospectus. We can make no assurance as to how many of the shares offered that the selling stockholders will in fact sell.

   NAME OF SELLING STOCKHOLDER         NUMBER OF SHARES           PERCENTAGE OF COMMON        NUMBER OF SHARES BEING
                                  BENEFICIALLY OWNED BEFORE        STOCK OWNED BEFORE             OFFERED HEREBY
                                         OFFERING (1)                   OFFERING

The Shaar Fund, Ltd.(2)
c/o Shaar Advisory Services, Ltd.
62 King George Street, A pt. 4F
Jerusalem, Israel
Attn;  Sam Levinson                        1,576,964                     20.1%                       1,576,964

Augustine Fund, L.P.(3)
Attn:  Tom Duszynski
141 W. Jackson Blvd., Ste. 2182            1,038,086                     13.3%                       1,038,086
Chicago, Illinois  60604

Zakeni, Ltd.(4)
c/o Sheldon Salzman
620 Wilson Avenue #501
Toronto, Ontario                             259,522                      3.4%                         259,522
Canada M3K 1Z3

Levana Fund, N.V.(5)
Attn:  Mr. Maxo Benalal
Riviera Palace
6 Rue de Genets                              103,809                      1.3%                         103,809
MC-98000 Monaco

Barry Seidman(6)
P.O. Box 9813                                134,951                      1.8%                         134,951
Rancho Santa Fe, CA  92067

Dale N. Steen DDS IRA(7)
c/o Dale N. Steen, DDS
1656 30th Street                              20,762                      0.3%                          20,762
Boulder, CO  80301



(1) Represents the number of shares of our common stock owned by the selling stockholders as of the date of this prospectus, plus approximately the aggregate number of shares of our common stock which the selling stockholders would be entitled to acquire upon conversion of the preferred stock, assuming a market price upon conversion of $1.64 per share, and upon exercise of the warrants. The selling stockholders currently beneficially own approximately 3,134,093 shares in the aggregate, but the actual number of shares which may be beneficially owned by them on any future date will depend on the aggregate principal amount of preferred stock then outstanding, the conversion price(s) on the date(s) preferred stock has been converted, and the number of shares of our common stock which have previously been sold by them pursuant to this registration statement.

(2) Includes 1,327,392 shares of common stock which would be held upon conversion of the preferred stock and 150,000 shares that would be held upon exercise of the warrants. As of the date of this prospectus, Shaar has converted 85 shares of preferred stock into 99,572 shares of common stock.

(3) Includes 938,086 shares of common stock which would be held upon conversion of the preferred stock and 100,000 shares that would be held upon exercise of the warrants.

(4) Includes 234,522 shares of common stock which would be held upon conversion of the preferred stock and 25,000 shares that would be held upon exercise of the warrants.

(5) Includes 93,809 shares of common stock which would be held upon conversion of the preferred stock and 10,000 shares that would be held upon exercise of the warrants.

(6) Includes 121,951 shares of common stock which would be held upon conversion of the preferred stock, and 13,000 shares that would be held upon exercise of the warrants.

(7) Includes 18,762 shares of common stock which would be held upon conversion of the preferred stock, and 2,000 shares that would be held upon exercise of the warrants.


                              PLAN OF DISTRIBUTION

         Although we have not been advised of any selling stockholders' plans to do so, the selling stockholders may sell the shares from time to time in transactions in over-the-counter transactions reported on the OTC Bulletin Board, in negotiated transactions, or otherwise, or by a combination of these methods, at fixed prices which may be changed, at market prices at the time of sale, at prices related to market prices or at negotiated prices. A selling stockholder shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if it deems the purchase price to be unsatisfactory at any particular time. The selling stockholders may effect these transactions by selling the shares to or through broker-dealers, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of the shares for whom the broker-dealer may act as an agent or to whom they may sell the shares as a principal, or both. The compensation to a particular broker-dealer may be in excess of customary commissions.

         Broker-dealers who act in connection with the sale of the shares may be underwriters. Profits on any resale of the shares as a principal by such broker-dealers and any commissions received by such broker-dealers may be underwriting discounts and commissions under the Securities Act.

         Any broker-dealer participating in transactions as agent may receive commissions from a selling stockholder and, if they act as agent for the purchaser of the shares, from the purchaser. Broker-dealers may agree with a selling stockholder to sell a specified number of shares at a stipulated price per share and, to the extent a broker-dealer is unable to do so acting as agent for the selling stockholder, to purchase as principal any unsold shares at a price required to fulfill the broker-dealer commitment to the selling stockholder. Broker-dealers who acquire shares as a principal may resell the shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and may pay to or receive from the purchasers of the shares commissions computed as described above. To the extent required under the Securities Act, a supplemental prospectus will be filed, disclosing:

         - the name of the broker-dealers;

         - the number of shares involved;

         - the price at which the shares are to be sold;

         - the commissions paid or discounts or concessions allowed to the broker-dealers, where applicable;

         - that broker-dealers did not conduct any investigation to verify the information in this prospectus, as supplemented; and

         - other facts material to the transaction.

         Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the shares may not simultaneously engage in market making activities with the common stock for a period beginning when the person becomes a distribution participant and ending upon the person's completion of participation in a distribution, including stabilization activities in the common stock to effect covering transactions, to impose penalty bids or to effect passive market making bids. In addition, we and the selling stockholders will be subject to applicable provisions of the Exchange Act, including Rule 10b-5 and to the extent we and the selling stockholders are distribution participants, Regulation M. These rules and regulations may affect the marketability of the shares.

         The selling stockholders will pay any commissions associated with the sale of the shares. The shares offered by this prospectus are being registered to comply with contractual obligations, and we have paid the expenses of the preparation of this prospectus. We have also agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act, or, if the indemnity is unavailable, to contribute toward amounts required to be paid the liabilities.


                                  LEGAL MATTERS

         The validity of the shares offered hereby has been passed upon for us by Porter, Wright, Morris & Arthur LLP, 41 South High Street, Columbus, Ohio 43215.

                                     EXPERTS

         The financial statements of Opticon Medical, Inc. (f/k/a Immune Response, Inc.)(a development stage enterprise) as of December 31, 1999, and for the year ended December 31, 1999 and the period from May 14, 1984 (inception) to December 31, 1999, included herein and elsewhere in the registration statement have been audited by KPMG LLP, independent certified public accountants. Such financial statements have been included herein and in the registration statement in reliance upon the report of KPMG LLP, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.



         The cumulative statements of operations, stockholders' equity, and cash flows for the period May 14, 1984 (inception) to December 31, 1999 include amounts for the period from May 14, 1984 (inception) to December 31, 1998 and for the year ended December 31, 1998, which were audited by other auditors whose report has been furnished to KPMG LLP, and KPMG LLP's opinion, insofar as it relates to the amounts included for the period May 14, 1984 through December 31, 1998 is based solely on the report of the other auditors.


         The report of KPMG LLP covering the December 31, 1999, financial statements contains an explanatory paragraph that states that the Company's recurring losses from operations raise substantial doubt about the entity's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of that uncertainty.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

         On November 2, 1999, we dismissed Davis & Co., CPA's, P.C. as our independent certified public accountant. There have been no adverse opinions, disclaimers of opinion or qualifications or modifications as to audit scope or accounting principles regarding the reports of Davis on our financial statements for each of the fiscal years ended December 31, 1998 and 1997, or any subsequent interim period. Our Board of Directors approved the change of accountants and that action was ratified by our Board of Directors as we had no formal audit committee.

         For the fiscal years ended December 31, 1998 and 1997, the auditors report contained a qualification as to uncertainty which read as follows:

         "The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8, the Company has minimal capital resources presently available to meet obligations which normally can be expected to be incurred by similar companies, and has accumulated deficit of ($924,145) at December 31, 1998. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 8. The financial statements do not include any adjustments that might result from the outcome of this uncertainty."

         Simultaneously with the dismissal of Davis, we approved and engaged Gelfond Hochstadt Pangburn, P.C. to act as our independent certified public accountant as successor to Davis. During our fiscal years ended December 31, 1998 and 1997, or subsequent interim period, we had not consulted with Gelfond regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or any other matter that was the subject of disagreement or a reportable condition.

         On March 13, 2000, we dismissed Gelfond as our independent certified public accountant. Gelfond has not issued any opinions on our financial statements, and, therefore, there have been no adverse opinions, disclaimers of opinion or qualifications or modification as to audit scope or accounting principles regarding any report of Gelfond on our financial statements. Our Board of Directors approved the change of accountants and that action was ratified by our Board of Directors. There were no disagreements with Gelfond on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedures leading to their dismissal. The dismissal is a result of the change of the our Board of Directors and the moving of our principal office to Dublin, Ohio, as a result of our merger with Opticon Medical.

         Simultaneously with the dismissal of our former accountants, we approved and engaged KPMG LLP to act as our independent certified public accountant as successor to Gelfond. During our two most recent fiscal years and subsequent interim periods we have not consulted with KPMG regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the our financial statements, or any matter that was the subject of a disagreement or a reportable condition.

         There were no reportable conditions, in each case, during either of our two most recent fiscal years or any subsequent interim period.

                              FINANCIAL STATEMENTS

                             OPTICON MEDICAL, INC.
                        (FORMERLY IMMUNE RESPONSE, INC.)

                          INDEX TO FINANCIAL STATEMENTS

                                    CONTENTS



Audited Financial Statements of Immune Response, Inc. (a development stage enterprise)

         Independent Auditors' Reports....................................................................    F-2
         Balance Sheet, December 31, 1999.................................................................    F-4
         Statements of Operations, Years ended December 31, 1999 and 1998 and the
              period from May 14, 1984 (date of inception) to December 31, 1999...........................    F-5
         Statements of Changes in Stockholders' Equity (Deficit) and Comprehensive Income, Years ended
              December 31, 1999 and 1998 and the period from May 14, 1984
              (date of inception) to December 31, 1999....................................................    F-6
         Statements of Cash Flows, Years ended December 31, 1999 and 1998 and the
              period from May 14, 1984 (date of inception) to December 31, 1999...........................   F-10
         Notes to Financial Statements....................................................................   F-12


Audited Financial Statements of Opticon Medical, Inc. (a development stage enterprise)

         Independent Auditors' Reports....................................................................   F-18
         Balance Sheets, December 31, 1999 and 1998.......................................................   F-20
         Statement of Operations, Years ended December 31, 1999 and 1998 and the
              period from July 28, 1994 (date of inception) to December 31, 1999..........................   F-21
         Statements of Stockholders' Equity (Deficit)
              Years ended December 31, 1999 and 1998 and the period from July 28, 1994
              (date of inception) to December 31, 1999....................................................   F-22
         Statements of Cash Flows, Years ended December 31, 1999 and 1998 and the
              period from July 28, 1994 (date of inception) to December 31, 1999..........................   F-23
         Notes to Financial Statements....................................................................   F-24


Pro Forma Condensed Consolidated Financial Statements (unaudited)

              Pro Forma Condensed Consolidated Balance Sheet..............................................   F-36
              Pro Forma Condensed Consolidated Statement of Operations....................................   F-37
              Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements....................   F-38

Independent Auditor's Report                                                                                 F-40

Unaudited Financial Statements of Opticon Medical, Inc.

         Unaudited Balance Sheets June 30, 2000 and  December 31, 1999....................................   F-41
         Unaudited Statements of Operations for the Three Months ended June 30, 2000 and 1999, and the
              Period from July 28, 1984 (date of inception) to June 30, 2000..............................   F-42
         Unaudited Statements of Cash Flows for the Three Months Ended June 30, 2000 and 1999, and the
              Period from July 28, 1984 (date of inception) to June 30, 2000..............................   F-43
         Notes to Unaudited Financial Statements June 30, 2000............................................   F-44

                          INDEPENDENT AUDITORS' REPORT



     The Board of Directors and Stockholders
     Immune Response, Inc.:

     We have audited the accompanying balance sheet of Immune Response, Inc. (a development stage enterprise) as of December 31, 1999, and the related statements of operations, stockholders' equity and comprehensive income, and cash flows for year ended December 31, 1999 and for the period from May 14, 1984 (inception) to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The cumulative statements of operations, stockholders' equity, and cash flows for the period May 14, 1984 (inception) to December 31, 1999 include amounts for the period from May 14, 1984 (inception) to December 31, 1998 and for the year ended December 31, 1998, which were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for the period May 14, 1984 through December 31, 1998 is based solely on the report of the other auditors.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, based on our audit and the report of the other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of Immune Response, Inc. (a development stage enterprise) as of December 31, 1999, and the results of its operations and its cash flows for each of the year ended December 31, 1999 and for the period May 14, 1984 (inception) to December 31, 1999, in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.


                                                               /S/  KPMG LLP

                                                                    KPMG LLP



     Columbus, Ohio
     March 25, 2000

                                              9137 E. Mineral Circle, Suite 110
                                              Englewood, Colorado 80112-3422
                                              303-792-3900, Fax 303-792-2811

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors
Immune Response, Inc.

We have audited the accompanying statements of operations, changes in stockholders' equity (deficit) and cash flows of Immune Response, Inc. (a development stage company) for the year ended December 31, 1998, and for the period from inception (May 14, 1984) to December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Immune Response, Inc. (a development stage company) for the year ended December 31, 1998, and for the period from inception (May 14, 1984) to December 31, 1998, in conformity with generally accepted accounting principles.

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern. The Company has minimal capital resources presently available to meet obligations which normally can be expected to be incurred by similar companies, and has an accumulated deficit of ($924,145) at December 31, 1998. These factors raise substantial doubt about the Company's ability to continue as a going concern. The Company has no significant fixed commitments as of December 31, 1998 or March 23, 1999. Management believes that the remaining minimal cash flow requirements needed to pursue potential mergers or other business opportunities can be met through use of the Company's current cash balance and additional sales of IntraNet stock. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                              /s/ Davis & Co., CPAs, P.C.

                                              Davis & Co., CPAs, P.C.
                                              Certified Public Accountants

Englewood, Colorado
March 23, 1999

                              IMMUNE RESPONSE, INC.
                        (a development stage enterprise)

                                  Balance Sheet

                                December 31, 1999




                           ASSETS

Current assets:
    Cash and cash equivalents                                                        $         90,366
    Investment securities                                                                      18,093
    Deferred merger costs                                                                      18,226
    Note receivable from Opticon Medical Inc.                                                 100,000
    Interest receivable from related parties                                                    1,537
                                                                                        --------------

             Total assets                                                            $        228,222
                                                                                        ==============


                  LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Accounts payable                                                                 $         21,630
    Accounts payable to related party                                                           4,461
    Interest payable to related party                                                          22,453
                                                                                        --------------

             Total liabilities                                                                 48,544

Stockholders' equity:
    Common stock, $.0001 par value; 25,000,000
      shares authorized;  2,041,566 shares
      issued;  1,983,233 shares outstanding                                                       204
    Additional paid-in capital                                                              1,207,284
    Stock subscription receivable                                                            (100,000)
    Deficit accumulated during the development stage                                         (944,602)
    Accumulated other comprehensive income -
      net unrealized appreciation on investment securities                                     16,792
    Treasury stock, at cost (58,333 shares)                                                        --
                                                                                        --------------

             Total stockholders' equity                                                       179,678
                                                                                        --------------

             Total liabilities and stockholders' equity                              $        228,222
                                                                                        ==============


See accompanying notes to financial statements.

                              IMMUNE RESPONSE, INC.
                        (a development stage enterprise)

                            Statements of Operations

      Years Ended December 31, 1999 and 1998 and the Period from Inception
                       (May 14, 1984) to December 31, 1999

                                                                                                             FOR THE
                                                                                                              PERIOD
                                                                                                               FROM
                                                                                                            INCEPTION
                                                                             FOR THE YEARS                (MAY 14, 1984)
                                                                           ENDED DECEMBER 31,            TO DECEMBER 31,
                                                                         1999             1998                 1999
                                                                     --------------   --------------  -----------------------

Revenue:
    Interest income                                               $          2,184              408                  127,861
    Laboratory test income                                                      --               --                   50,187
    Revenue from sale of marketing
      rights to related party                                                   --               --                    7,004
    Miscellaneous income                                                        --               13                   12,710
    Gain on sale of investment securities                                   19,564               --                  211,753
    Debt forgiveness income                                                     --               --                   35,147
                                                                     --------------   --------------  -----------------------

                                                                            21,748              421                  444,662
Expenses:
    Write-off of deferred warrant
      registration costs                                                        --               --                   29,422
    Loss on sale of laboratory                                                  --               --                   74,710
    Realized loss on investment                                                 --               --                  178,668
    Laboratory supplies                                                         --               --                   55,244
    Consulting fees to related parties                                          --               --                   37,500
    Interest                                                                    --               --                  138,306
    Abandoned license agreement costs                                           --               --                   50,000
    Research and development                                                    --               --                   28,680
    Rent                                                                        --               --                   79,232
    Salary                                                                      --               --                  275,287
    Depreciation and amortization                                               --               --                   34,848
    Bad debt expense                                                            --               --                   17,971
    General and administrative                                              42,205            9,068                  389,396
                                                                     --------------   --------------  -----------------------

                                                                            42,205            9,068                1,389,264
                                                                     --------------   --------------  -----------------------

             Net loss                                             $        (20,457)          (8,647)                (944,602)
                                                                     ==============   ==============  =======================

             Net loss per common share                            $          (0.02)           (0.01)                   (1.12)
                                                                     ==============   ==============  =======================

             Weighted average number
               of common shares                                          1,180,494          983,233                  842,720
                                                                     ==============   ==============  =======================


See accompanying notes to financial statements.

                              IMMUNE RESPONSE, INC.
                          (a development stage company)

      Statements of Stockholder' Equity (Deficit) and Comprehensive Income

        For the Period from Inception (May 14, 1984) to December 31, 1999



                                                                                             ADDITIONAL           STOCK
                                                                      COMMON STOCK             PAID-IN         SUBSCRIPTION
                                                                   SHARES       AMOUNT         CAPITAL          RECEIVABLE
                                                                -------------  ----------   --------------   -----------------
Shares of common stock issued to officers and
    directors during the formation of the Company
    in exchange for services valued at $.0003 per share              300,000   $      30               60                  --
Shares of common stock issued during the
    formation of the Company in exchange for cash of
    $.30 per share to unrelated individuals                           46,667           5           13,995                  --
Net loss and comprehensive loss                                           --          --               --                  --
                                                                -------------  ----------   --------------   -----------------

             Balance at December 31, 1984                            346,667          35           14,055                  --

Net loss and comprehensive loss                                           --          --               --                  --
                                                                -------------  ----------   --------------   -----------------

             Balance at December 31, 1985                            346,667          35           14,055                  --

Shares of common stock issued to unrelated
    individuals in December 1986 in exchange for
    cash of:
      $.15 per share                                                  46,667           5            6,995                  --
      $.015 per share                                                  5,000           1               74                  --
Net loss and comprehensive loss                                           --          --               --                  --
                                                                -------------  ----------   --------------   -----------------

             Balance at December 31, 1986                            398,334          41           21,124                  --

Shares of common stock issued to unrelated
    individuals in exchange for cash of:
      $.15 per share in:
        April 1987                                                     6,667           1              999                  --
        May 1987                                                      33,333           3            4,997                  --
        June 1987                                                     33,333           3            4,997                  --
      $.075 per share in:
        April 1987                                                    33,333           3            2,497                  --

                                                              DEFICIT
                                                            ACCUMULATED            ACCUMULATED            TOTAL
                                                            DURING THE               OTHER            STOCKHOLDERS'
                                                            DEVELOPMENT          COMPREHENSIVE            EQUITY
                                                               STAGE                INCOME              (DEFICIT)
                                                         ------------------   --------------------  -------------------
Shares of common stock issued to officers and
    directors during the formation of the Company
    in exchange for services valued at $.0003 per share                 --                     --                   90
Shares of common stock issued during the
    formation of the Company in exchange for cash of
    $.30 per share to unrelated individuals                             --                     --               14,000
Net loss and comprehensive loss                                    (11,185)                    --              (11,185)
                                                         ------------------   --------------------  -------------------

             Balance at December 31, 1984                          (11,185)                    --                2,905

Net loss and comprehensive loss                                    (64,398)                    --              (64,398)
                                                         ------------------   --------------------  -------------------

             Balance at December 31, 1985                          (75,583)                    --              (61,493)

Shares of common stock issued to unrelated
    individuals in December 1986 in exchange for
    cash of:
      $.15 per share                                                    --                     --                7,000
      $.015 per share                                                   --                     --                   75
Net loss and comprehensive loss                                    (17,557)                    --              (17,557)
                                                         ------------------   --------------------  -------------------

             Balance at December 31, 1986                          (93,140)                    --              (71,975)

Shares of common stock issued to unrelated
    individuals in exchange for cash of:
      $.15 per share in:
        April 1987                                                      --                     --                1,000
        May 1987                                                        --                     --                5,000
        June 1987                                                       --                     --                5,000
      $.075 per share in:
        April 1987                                                      --                     --                2,500




                                                                     (Continued)

                              IMMUNE RESPONSE, INC.
                          (a development stage company)

      Statements of Stockholder' Equity (Deficit) and Comprehensive Income

        For the Period from Inception (May 14, 1984) to December 31, 1999




                                                                                             ADDITIONAL           STOCK
                                                                      COMMON STOCK             PAID-IN         SUBSCRIPTION
                                                                   SHARES       AMOUNT         CAPITAL          RECEIVABLE
                                                                -------------  ----------   --------------   -----------------
Shares of common stock issued in August 1987
    in exchange for cash of $.15 per share to:
      Related parties                                                 91,667   $       9           13,741                  --
      Others                                                          53,333           5            7,995                  --
Shares of common stock issued in August 1987
    to an officer and director in exchange for
    services valued at $.15 per share                                 50,000           5            7,495                  --
Net loss and comprehensive loss                                           --          --               --                  --
                                                                -------------  ----------   --------------   -----------------

             Balance at December 31, 1987                            700,000          70           63,845                  --

Shares of common stock issued in July 1988,
    pursuant to a public offering for cash of
    $3 per share, net of issuance costs of $199,761                  300,000          30          700,209                  --
Shares of common stock issued to underwriter
    in July 1988, pursuant to public offering for
    cash of $.0003 per share                                           9,600           1                2                  --
Shares of common stock issued in October 1988,
    pursuant to exercise of Class B warrants,
    for cash of $6 per share                                           1,000          --            6,000                  --
Shares of common stock issued in October and
    November 1988, pursuant to exercise of
    Class A warrants, for cash of $4.50 per share,
    net of issuance costs of $100                                     18,233           2           81,948                  --
Net loss and comprehensive loss                                           --          --               --                  --
                                                                -------------  ----------   --------------   -----------------

             Balance at December 31, 1988                          1,028,833         103          852,004                  --

                                                              DEFICIT
                                                            ACCUMULATED            ACCUMULATED            TOTAL
                                                            DURING THE               OTHER            STOCKHOLDERS'
                                                            DEVELOPMENT          COMPREHENSIVE            EQUITY
                                                               STAGE                INCOME              (DEFICIT)
                                                         ------------------   --------------------  -------------------
Shares of common stock issued in August 1987
    in exchange for cash of $.15 per share to:
      Related parties                                                   --                     --               13,750
      Others                                                            --                     --                8,000
Shares of common stock issued in August 1987
    to an officer and director in exchange for
    services valued at $.15 per share                                   --                     --                7,500
Net loss and comprehensive loss                                    (41,815)                    --              (41,815)
                                                         ------------------   --------------------  -------------------

             Balance at December 31, 1987                         (134,955)                    --              (71,040)

Shares of common stock issued in July 1988,
    pursuant to a public offering for cash of
    $3 per share, net of issuance costs of $199,761                     --                     --              700,239
Shares of common stock issued to underwriter
    in July 1988, pursuant to public offering for
    cash of $.0003 per share                                            --                     --                    3
Shares of common stock issued in October 1988,
    pursuant to exercise of Class B warrants,
    for cash of $6 per share                                            --                     --                6,000
Shares of common stock issued in October and
    November 1988, pursuant to exercise of
    Class A warrants, for cash of $4.50 per share,
    net of issuance costs of $100                                       --                     --               81,950
Net loss and comprehensive loss                                   (102,626)                    --             (102,626)
                                                         ------------------   --------------------  -------------------

             Balance at December 31, 1988                         (237,581)                    --              614,526




                                                                     (Continued)

                              IMMUNE RESPONSE, INC.
                          (a development stage company)

      Statements of Stockholder' Equity (Deficit) and Comprehensive Income

        For the Period from Inception (May 14, 1984) to December 31, 1999



                                                                                             ADDITIONAL           STOCK
                                                                      COMMON STOCK             PAID-IN         SUBSCRIPTION
                                                                   SHARES       AMOUNT         CAPITAL          RECEIVABLE
                                                                -------------  ----------   --------------   -----------------
Shares of common stock issued in January 1989,
    pursuant to the exercise of 3,433 "A"  warrants
    at $4.50 per share, net of issuance costs of $184                  3,433   $      --           15,266                  --
Shares of common stock issued in January 1989,
    pursuant to the exercise of 9,300 "A" warrants
    at $4.50 per share, net of issuance costs of $70                   9,300           1           41,779                  --
Net loss and comprehensive loss                                           --          --               --                  --
                                                                -------------  ----------   --------------   -----------------

             Balance at December 31, 1989                          1,041,566         104          909,049                  --

Net loss and comprehensive loss                                           --          --               --                  --
                                                                -------------  ----------   --------------   -----------------

             Balance at December 31, 1990                          1,041,566         104          909,049                  --

Shares received from employee as part of
    June 1991 sale of laboratory assets                              (58,333)         (6)              --                  --
Shares placed in treasury in June 1991                                58,333           6               --                  --
Net loss and comprehensive loss                                           --          --               --                  --
                                                                -------------  ----------   --------------   -----------------

             Balance at December 31, 1991                          1,041,566         104          909,049                  --

Net loss and comprehensive loss                                           --          --               --                  --
                                                                -------------  ----------   --------------   -----------------

             Balance at December 31, 1992                          1,041,566         104          909,049                  --

Net loss and comprehensive loss                                           --          --               --                  --
                                                                -------------  ----------   --------------   -----------------

             Balance at December 31, 1993                          1,041,566         104          909,049                  --

Net loss and comprehensive loss                                           --          --               --                  --
                                                                -------------  ----------   --------------   -----------------

             Balance at December 31, 1994                          1,041,566         104          909,049                  --

                                                               DEFICIT
                                                             ACCUMULATED            ACCUMULATED            TOTAL
                                                             DURING THE               OTHER            STOCKHOLDERS'
                                                             DEVELOPMENT          COMPREHENSIVE            EQUITY
                                                                STAGE                INCOME              (DEFICIT)
                                                          ------------------   --------------------  -------------------
Shares of common stock issued in January 1989,
    pursuant to the exercise of 3,433 "A"  warrants
    at $4.50 per share, net of issuance costs of $184                    --                     --               15,266
Shares of common stock issued in January 1989,
    pursuant to the exercise of 9,300 "A" warrants
    at $4.50 per share, net of issuance costs of $70                     --                     --               41,780
Net loss and comprehensive loss                                    (210,550)                    --             (210,550)
                                                          ------------------   --------------------  -------------------

             Balance at December 31, 1989                          (448,131)                    --              461,022

Net loss and comprehensive loss                                    (170,446)                    --             (170,446)
                                                          ------------------   --------------------  -------------------

             Balance at December 31, 1990                          (618,577)                    --              290,576

Shares received from employee as part of
    June 1991 sale of laboratory assets                                  --                     --                   (6)
Shares placed in treasury in June 1991                                   --                     --                    6
Net loss and comprehensive loss                                    (247,279)                    --             (247,279)
                                                          ------------------   --------------------  -------------------

             Balance at December 31, 1991                          (865,856)                    --               43,297

Net loss and comprehensive loss                                     (61,434)                    --              (61,434)
                                                          ------------------   --------------------  -------------------

             Balance at December 31, 1992                          (927,290)                    --              (18,137)

Net loss and comprehensive loss                                     (40,873)                    --              (40,873)
                                                          ------------------   --------------------  -------------------

             Balance at December 31, 1993                          (968,163)                    --              (59,010)

Net loss and comprehensive loss                                     (95,355)                    --              (95,355)
                                                          ------------------   --------------------  -------------------

             Balance at December 31, 1994                        (1,063,518)                    --             (154,365)





                                                                     (Continued)

                              IMMUNE RESPONSE, INC.
                          (a development stage company)

      Statements of Stockholder' Equity (Deficit) and Comprehensive Income

        For the Period from Inception (May 14, 1984) to December 31, 1999


                                                                                             ADDITIONAL           STOCK
                                                                      COMMON STOCK             PAID-IN         SUBSCRIPTION
                                                                   SHARES       AMOUNT         CAPITAL          RECEIVABLE
                                                                -------------  ----------   --------------   -----------------
Net income                                                                --   $      --               --                  --
Net unrealized change in investment securities                            --          --               --                  --

    Comprehensive income
                                                                -------------  ----------   --------------   -----------------

             Balance at December 31, 1995                          1,041,566         104          909,049                  --

Net income                                                                --          --               --                  --
Net unrealized change in investment securities                            --          --               --                  --
    Comprehensive income
                                                                -------------  ----------   --------------   -----------------

             Balance at December 31, 1996                          1,041,566         104          909,049                  --

Net loss                                                                  --          --               --                  --
Net unrealized change in investment securities                            --          --               --                  --

    Comprehensive loss
                                                                -------------  ----------   --------------   -----------------

             Balance at December 31, 1997                          1,041,566         104          909,049                  --

Net loss                                                                  --          --               --                  --
Net unrealized change in investment securities                            --          --               --                  --

    Comprehensive loss
                                                                -------------  ----------   --------------   -----------------

             Balance at December 31, 1998                          1,041,566         104          909,049                  --

Net loss                                                                  --          --               --                  --
Net unrealized change in investment securities                            --          --               --                  --

    Comprehensive loss

Shares of common stock issued at $.30 per share,
  net of issuance costs of $1,665, in:
        October 1999                                                 113,333          11           33,989                  --
        November 1999                                                886,667          89          264,246            (100,000)
                                                                -------------  ----------   --------------   -----------------

             Balance at December 31, 1999                          2,041,566 $       204        1,207,284            (100,000)
                                                                =============  ==========   ==============   =================

                                                                DEFICIT
                                                              ACCUMULATED            ACCUMULATED            TOTAL
                                                              DURING THE               OTHER            STOCKHOLDERS'
                                                              DEVELOPMENT          COMPREHENSIVE            EQUITY
                                                                 STAGE                INCOME              (DEFICIT)
                                                           ------------------   --------------------  -------------------
Net income                                                           106,276                     --              106,276
Net unrealized change in investment securities                            --                 48,260               48,260
                                                                                                      ------------------
    Comprehensive income                                                                                         154,536
                                                           ------------------   --------------------  -------------------

             Balance at December 31, 1995                           (957,242)                48,260                  171

Net income                                                            71,435                     --               71,435
Net unrealized change in investment securities                            --                (44,028)             (44,028)
    Comprehensive income                                                                                          27,407
                                                           ------------------   --------------------  -------------------

             Balance at December 31, 1996                           (885,807)                 4,232               27,578

Net loss                                                             (29,691)                    --              (29,691)
Net unrealized change in investment securities                            --                    (93)                 (93)
                                                                                                      ------------------
    Comprehensive loss                                                                                           (29,784)
                                                           ------------------   --------------------  -------------------

             Balance at December 31, 1997                           (915,498)                 4,139               (2,206)

Net loss                                                              (8,647)                    --               (8,647)
Net unrealized change in investment securities                            --                   (838)                (838)
                                                                                                      ------------------
    Comprehensive loss                                                                                            (9,485)
                                                           ------------------   --------------------  -------------------

             Balance at December 31, 1998                           (924,145)                 3,301              (11,691)

Net loss                                                             (20,457)                    --              (20,457)
Net unrealized change in investment securities                            --                 13,491               13,491
                                                                                                      ------------------
    Comprehensive loss                                                                                            (6,966)
                                                                                                      ------------------
Shares of common stock issued at $.30 per share,
  net of issuance costs of $1,665, in:
        October 1999                                                      --                     --               34,000
        November 1999                                                     --                     --              164,335
                                                           ------------------   --------------------  -------------------

             Balance at December 31, 1999                           (944,602)                16,792              179,678
                                                           ==================   ====================  ===================


See accompanying notes to financial statements.

                              IMMUNE RESPONSE, INC.
                          (a development stage company)

                            Statements of Cash Flows

      Years Ended December 31, 1999 and 1998 and the Period from Inception
                       (May 14, 1984) to December 31, 1999

                                                                                                             FOR THE
                                                                                                              PERIOD
                                                                                                               FROM
                                                                                                            INCEPTION
                                                                             FOR THE YEARS                (MAY 14, 1984)
                                                                           ENDED DECEMBER 31,             TO DECEMBER 31,
                                                                         1999             1998                 1999
                                                                     --------------   --------------  -----------------------

Cash flows from operating activities:
    Net loss                                                      $        (20,457)          (8,647)                (944,602)
    Adjustments to reconcile net loss
      to net cash provided by operating activities:
        Depreciation                                                            --               --                   34,848
        Abandoned license agreement costs                                       --               --                   50,000
        Services for stock                                                  34,000               --                   41,597
        Bad debt expense                                                        --               --                   10,887
        Realized net gain on investment securities                         (19,564)              --                  (33,083)
        Write-off of deferred warrant
           registration costs                                                   --               --                   29,422
    Changes in assets and liabilities:
      Increase in deferred merger costs                                    (18,226)              --                  (18,226)
      Increase in notes receivable                                        (100,000)              --                 (392,395)
      Increase in interest receivable                                       (1,537)              --                   (1,537)
      Increase in accounts payable to related party                             --              515                    4,461
      Increase in interest payable to
        related party                                                           --               --                   22,453
      Increase in accounts payable to others                                20,399            1,502                   21,630
                                                                     --------------   --------------  -----------------------

             Net cash used by operating activities                        (105,385)          (6,630)              (1,174,545)
                                                                     --------------   --------------  -----------------------

Cash flows from investing activities:
    Proceeds from sale of investment securities                             22,221               --                  320,291
    Purchase of certificates of deposit                                         --               --                  (75,278)
    Redemption of certificates of deposit                                       --               --                   75,278
    Capital expenditures                                                        --               --                  (92,094)
    Disposal of laboratory assets                                               --               --                   57,246
    Purchase of license agreement                                               --               --                  (50,000)
    Acquisition of investment - related party                                   --               --                   (7,000)
                                                                     --------------   --------------  -----------------------

             Net cash provided by investing activities                      22,221               --                  228,443
                                                                     --------------   --------------  -----------------------





                                                                     (continued)

                            IMMUNE RESPONSE, INC.
                        (a development stage company)

                     Statements of Cash Flows, continued

     Years Ended December 31, 1999 and 1998 and the Period from Inception
                     (May 14, 1984) to December 31, 1999

                                                                                                             FOR THE
                                                                                                              PERIOD
                                                                                                               FROM
                                                                                                            INCEPTION
                                                                             FOR THE YEARS                (MAY 14, 1984)
                                                                           ENDED DECEMBER 31,             TO DECEMBER 31,
                                                                         1999             1998                 1999
                                                                     --------------   --------------  -----------------------

Cash flows from financing activities:
    Proceeds from issuance of notes payable to bank               $             --               --                   50,000
    Proceeds from issuance of notes payable to
      related party and other                                                   --               --                  144,964
    Payments to retire notes payable to bank                                    --               --                  (50,000)
    Payments to retire notes payable to others                                  --               --                  (68,864)
    Payments to retire notes payable to related party                           --               --                  (76,100)
    Increase in deferred warrant registration costs                             --               --                  (29,422)
    Proceeds from issuance of common stock                                 164,335               --                1,065,891
                                                                     --------------   --------------  -----------------------

             Net cash provided by financing activities                     164,335               --                1,036,469
                                                                     --------------   --------------  -----------------------

             Net increase (decrease) in cash and cash
               equivalents                                                  81,171           (6,630)                  90,367
                                                                     --------------   --------------  -----------------------

Cash and cash equivalents at beginning of period                             9,195           15,825                       --
                                                                     --------------   --------------  -----------------------

Cash and cash equivalents at end of period                        $         90,366            9,195                   90,367
                                                                     ==============   ==============  =======================

SUPPLEMENTAL CASH FLOW INFORMATION:

    Interest paid                                                 $             --               --                  138,306
                                                                     ==============   ==============  =======================

NON-CASH FINANCING ACTIVITIES:
    Common stock issued in exchange for stock
      subscription receivable                                     $        100,000               --                  100,000
    Investment in common stock of related entity
      received in exchange for marketing rights                                 --               --                    7,000
    Exchange of note receivable for investment in SAC                           --               --                  281,506
                                                                     ==============   ==============  =======================


See accompanying notes to financial statements.

                              IMMUNE RESPONSE, INC.
                        (A development stage enterprise)

                          Notes to Financial Statements


1.      NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

         (a)  NATURE OF BUSINESS

              Immune Response, Inc. (the Company) was incorporated under the laws of the State of Colorado on May 14, 1984 as Med Mark Technologies, Inc. and was inactive during the period from July 1, 1985 to November 9, 1986. On November 10, 1986, the Company changed its name to Immune Response, Inc. and resumed its organizational activities.

              Until the Company sold its laboratory assets in May 1991, the Company performed research and provided testing facilities for disorders of the immune system. Although the Company received laboratory test income and revenue from the sale of marketing rights in 1990 and early 1991, the amounts received were minimal and did not represent revenues from the Company's principal planned line of business. The Company has been inactive since the sale of its lab assets in May 1991. The Company's Directors do maintain some minimal level of activity which is performed at another entity affiliated with the Directors. The Company reimburses the affiliated entity for these activities. These amounts are included in accounts payable to related parties in the accompanying balance sheet. The Company also owes $22,453 in accrued interest to this entity.

              The accompanying financial statements have been prepared on the basis that the Company will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has incurred operating losses in each period since inception. There is no assurance that the Company will be profitable in the future.

        (b)   CASH AND CASH EQUIVALENTS

              Cash equivalents consist of money market funds. For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

         (c)  INVESTMENT SECURITIES

              Investment securities at December 31, 1999 consist of equity securities. The Company classifies its equity securities as available-for-sale. These securities are recorded at fair value. Unrealized holding gains and losses on available for sale securities are excluded from earnings and are reported as a separate component of other comprehensive income until realized. Realized gains and losses from the sale of available-for-sale securities are determined on a specific identification basis.

              A decline in the market value of available-for-sale securities below cost that is deemed to be other than temporary results in a reduction in carrying amount to fair value. The impairment is charged to earnings and a new cost basis for the security is established. Dividend income is recognized when earned.

                              IMMUNE RESPONSE, INC.
                        (A development stage enterprise)

                          Notes to Financial Statements


         (d)  USE OF ESTIMATES

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         (e)  FINANCIAL INSTRUMENTS

              At December 31, 1999 and 1998, the financial statement carrying amounts of cash and cash equivalents, current assets, current liabilities and current notes receivable approximated the fair value of these instruments because of the short-term maturity of these instruments. The fair value of investment securities are based on quoted market prices at the reporting date for those investments.

        (f)   RECENT ACCOUNTING PRONOUNCEMENTS

              The Company adopted the provisions of Statement of Financial Accounting Standards "(SFAS") No. 130, "Reporting Comprehensive Income" in 1998. SFAS No. 130 requires the Company to report in its financial statements, in addition to its net loss, comprehensive income (loss), which includes all changes in equity during a period from non-owner sources including, as applicable, foreign currency items, minimum pension liability adjustments and unrealized gains and losses on certain investments in debt and equity securities. During 1999, the Company had unrealized holding gains of $33,055, less a reclassification adjustment for gains realized in income $19,564.

              In June 1997, the FASB issued SFAS No. 131, "Disclosure About Segments of an Enterprise and Related Information." SFAS No. 131 establishes standards for the way that public enterprises report information about operating segments. It also establishes standards for related disclosures about products and services, geographic areas and major customers. The Company has determined that it does not have any reportable segments.

              In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including derivative instruments embedded in other contracts, and for hedging activities. Subsequently, the FASB issued SFAS No. 137 which deferred the effective date of SFAS No.
              133. SFAS No. 137 is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. This statement is not expected to affect the Company, as the Company does not have any derivative instruments or engage in hedging activities.

                              IMMUNE RESPONSE, INC.
                        (A development stage enterprise)

                          Notes to Financial Statements


         (g)  INCOME TAXES

              Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

        (h)   NET INCOME (LOSS) PER COMMON SHARE

              The net loss per common share is computed by dividing the net income (loss) by the weighted average number of shares outstanding for each period shown. There are no differences in basic and diluted loss per share for the Company related to any of the years presented. The net loss per common share for all periods presented excludes any common shares issuable upon exercise of outstanding stock options or warrants since such inclusion would be antidilutive.

2.      INVESTMENT SECURITIES

        In January of 1994, the Company converted its Class B preferred stock of MacGregor Sports and Fitness into 133,904 shares of unrestricted common stock. This conversion was completed in April of 1994 resulting in the Company owning 167,360 unrestricted shares of MacGregor's common stock at December 31, 1994. During the fourth quarter of 1995, the Company sold 133,904 of the shares in the open market for $208,567. During January of 1996, the Company sold an additional 27,500 shares in the open market for $89,503 leaving 5,956 shares still owned by the Company.

        MacGregor successfully merged with Technical Publishing Solutions, Inc. on July 31, 1996 and the combined entity was renamed IntraNet Solutions. IntraNet provides integrated solutions to large corporations for the management and distribution of business critical information contained in documents using proprietary and standard internet technologies. In October 1996, IntraNet declared a 1-for-4 reverse stock split resulting in 1,489 shares still owned by the Company at December 31, 1998. During 1999, the Company sold 1,000 shares on the open market for $22,221, leaving 489 shares still owned by the Company.

        At December 31, 1999, the Company's historical cost of the securities was $1,301. The fair value at that date was $18,093, resulting in an unrealized gain of $16,792. At December 31, 1998, the Company's historical cost of the securities was $3,958. The fair value at that date was $7,259, resulting in an unrealized gain of $3,301.

                              IMMUNE RESPONSE, INC.
                        (A development stage enterprise)

                          Notes to Financial Statements


3.      NOTE RECEIVABLE FROM OPTICON MEDICAL INC.

        On November 29, 1999, the Company executed a 8.5% note payable with Opticon Medical Inc. On December 9, 1999, the Company entered into an Agreement and Plan of Reorganization, providing for the merger of the Opticon Medical Inc. into the Company. This transaction closed on February 25, 2000 (see Note 6).

4.      INCOME TAXES

        The Company has net operating loss carryforwards of approximately $860,000 at December 31, 1999, which can be used to offset future taxable income. These net operating loss carryforwards, if not used, will expire in the years 2000-2019. The Company had a deferred tax asset of $292,000 and $302,000 at December 31, 1999 and 1998, respectively, that relates primarily to the aforementioned net operating losses. A valuation allowance equal to the full amount of the related deferred tax asset has been recorded due to the uncertainty of realization of the deferred tax asset.

        Under Sections 382 and 383 of the Internal Revenue Code (IRC) of 1986, as amended, the utilization of the net operating loss carryforwards may be limited under the change in stock ownership rules.

5.      STOCKHOLDERS' EQUITY

        On July 5, 1988, the Company completed a sale of 300,000 units of its $.0001 par value common stock in a public offering. Net proceeds from the sale were $700,239 after deducting the Underwriter's commission of $90,000 and direct offering costs of $109,761.

        Each unit consisted of one share of the Company's common stock, one Class A common stock purchase warrant and one Class B common stock purchase warrant. One Class A unit warrant entitles the holder to purchase one share of common stock at $4.50 per share. One Class B unit warrant entitles the holder to purchase one share of common stock at $6.00 per share. The Class A and Class B warrants expired on December 16, 1995.

                              IMMUNE RESPONSE, INC.
                        (A development stage enterprise)

                          Notes to Financial Statements


        STOCKHOLDERS' EQUITY (continued)

        In October and November, 1988, Class A warrants to purchase a total of 18,233 shares of common stock of the Company were exercised at $4.50 per share for total proceeds of $81,950, net of costs. In October 1988, Class B warrants to purchase 1,000 shares of common stock were exercised at $6.00 per share for total proceeds of $6,000. In January 1989, Class A warrants to purchase a total of 12,733 shares of common stock of the Company were exercised at $4.50 per share for total proceeds of $57,046, net of costs.

        During October and November 1999, the Company sold 1,000,000 shares of common stock at a price of $0.30. The Company received cash proceeds of $166,000, less issuance costs of $1,665, for 553,334 shares. In addition, the Company executed a stock subscription agreement for $100,000 for 333,333 shares and issued 113,333 shares to the Company's Officers/Directors at fair value in settlement of outstanding fees. The stock subscription receivable accrues interest at 8.5% per year. This receivable was collected in January 2000.

        On February 10, 1997, the Company's shareholders approved a 1-for-100 reverse split whereby every one hundred shares of the Company's $.0001 par value common stock were converted to one share of $.0001 par value common stock. The shareholders also approved a reduction in the number of authorized shares from 950,000,000 to 25,000,000 effective March 3, 1997. The financial statements herein have been adjusted to reflect the 1-for-100 reverse stock split back to the date of inception.

        On January 20, 2000, The Company's shareholders approved a 1-for-3 reverse stock split and authorized 1,000,000 shares of preferred stock and an increase in the authorized capital stock to 26,000,000 shares. The financial statements herein have been adjusted to reflect the 1-for-3 reverse stock split back to the date of inception.

(6)     SUBSEQUENT EVENTS AND LIQUIDITY

        On December 9, 1999, the Company entered into an Agreement and Plan of Reorganization (the "Merger Agreement") with Opticon Medical Inc., an Iowa Corporation. The Merger became effective February 25, 2000.

        At the effective date of the Merger, each outstanding share of Opticon common and preferred stock was converted to the right to receive 1.23 shares of Company common stock, $.0001 par value, so that, in the aggregate, the holders of the Opticon's stock would, on the effective date, hold 80% of the outstanding common stock of the Company, on a fully diluted basis.

        The Merger Agreement provided that the Company assume Opticon's rights and obligations under all of Opticon's outstanding options, warrants and other purchase rights. As a result, on the effective date, the right of any holder of an outstanding option, warrant, or other purchase right, was converted into the right to receive the number of shares of Company common stock as would have been issued or delivered to the holder if it had exercised the warrant or option and received the shares of Opticon stock upon such exercise immediately prior to the effectiveness of the Merger. At the option of the holder, the Debentures may be converted, either in whole or in part, into common shares, at any time, and from time to time, at a conversion price per share of common stock equal to the lesser of: (a) $4.50 and (b) 65% of the market price of the Company. On the third anniversary of the Debentures, the Company shall convert all debt outstanding at the conversion price unless such conversion would exceed 19.99% of the common stock outstanding on the mandatory conversion date, unless the Company's shareholders approve the issuance of an amount of the common stock in excess of the 19.99% threshold. In the event of no shareholder approval, any amounts in excess of the 19.99% threshold are to be redeemed in cash.

                              IMMUNE RESPONSE, INC.
                        (A development stage enterprise)

                          Notes to Financial Statements


        SUBSEQUENT EVENTS AND LIQUIDITY (continued)

        The transaction between Opticon and the Company is a business combination between an operating enterprise (Opticon) and a "shell company," (the Company) in which the shell company is the issuer of securities and the operating enterprise has been determined to be the acquiring enterprise for financial reporting purposes. Thus, the business combination will be treated for financial reporting purposes as an issuance of securities by Opticon.

        Immediately following the merger, the Company entered into Securities Purchase Agreements with certain investors whereby the Company agreed to sell, and the Investors to purchase $3 million in principal amount of 6% convertible debentures and warrants to purchase 300,000 shares of the Company's common stock.

        The convertible debt will be recorded at the amount of gross proceeds less the fair value of the warrants. The calculated conversion price at February 25, 2000, the first available conversion date, was $2.93 per share. In accordance with the FASB's Emerging Issues Task Force Issue 98-5, the difference between this conversion price and the market price of $4.50 per share will be reflected as additional interest expense in the merged company's statement of operations for the quarter ended March 31, 2000.

        On March 22, 2000, the convertible debentures were exchanged for 3,000 shares of Series A 6% Preferred Stock. The Preferred Stock has conversion terms identical to the Convertible Debentures. In addition, the Preferred Stockholders will be entitled to 6% dividends payable quarterly in cash or common stock.

        The Company has suffered recurring losses from operations. The merged company intends to use the proceeds from the convertible debentures, as well as proceeds from potential future debt or equity financing, to more fully establish its infrastructure and continue Opticon's research and development activities. There can be no assurance that the Company will be able to raise sufficient capital to fully establish its infrastructure and continue to execute its business plans. These circumstances raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                          INDEPENDENT AUDITORS' REPORT



     The Board of Directors and Stockholders
     Opticon Medical Inc.

     We have audited the accompanying balance sheet of Opticon Medical Inc. (a development stage enterprise) as of December 31, 1999, and the related statements of operations, stockholders' equity (deficit), and cash flows for year ended December 31, 1999 and for the period from July 28, 1994 (inception) to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The cumulative statements of operations, stockholders' equity (deficit), and cash flows for the period July 28, 1994 (inception) to December 31, 1999 include amounts for the period from July 28, 1994 (inception) to December 31, 1998 and year ended December 31, 1998, which were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for the period July 28, 1994 through December 31, 1998 is based solely on the report of the other auditors.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, based on our audit and the report of the other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of Opticon Medical Inc. (a development stage enterprise) as of December 31, 1999, and the results of its operations and its cash flows for each of the year ended December 31, 1999 and for the period July 28, 1994 (inception) to December 31, 1999, in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.


                                                      /s/  KPMG LLP

                                                           KPMG LLP
     Columbus,Ohio
     March 24, 2000

                          INDEPENDENT AUDITORS' REPORT


     To Opticon Medical Inc.:


     We have audited the accompanying balance sheets of Opticon Medical Inc. (a development stage company) as of December 31, 1998, and the related statements of operations, stockholders' equity and cash flows for the year ended December 31, 1998, and the period from July 28, 1994 (inception) to December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Opticon Medical Inc. as of December 31, 1998, and the results of its operations and its cash flows for the year ended December 31, 1998, and the period from July 28, 1994 (inception) to December 31, 1998, in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming that Opticon Medical Inc. will continue as a going concern. As discussed in Note 1 to the financial statements, Opticon Medical Inc. has suffered recurring losses from operations that raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                        LUND KOEHLER COX & ARKEMA, LLP


     Minneapolis, Minnesota
     August 12, 1999

                              OPTICON MEDICAL INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                                 Balance Sheets

                           December 31, 1999 and 1998

                                     ASSETS                                                         1999            1998
                                                                                              ---------------  --------------

Current assets:
    Cash and cash equivalents                                                              $          13,736          51,961
    Deferred merger costs                                                                             32,344              --
    Prepaid expenses and other current assets                                                          1,031           2,641
                                                                                              ---------------  --------------

             Total current assets                                                                     47,111          54,602

Property and equipment, net                                                                           44,099          75,436
Intangibles, net of accumulated amortization of $69,700 in 1999
    and $58,084 in 1998                                                                              127,801         139,416
Deposits                                                                                               7,264           7,264
                                                                                              ---------------  --------------

             Total assets                                                                  $         226,275         276,718
                                                                                              ===============  ==============

                      LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
    Current portion of capital lease obligations                                           $           4,644           6,776
    Note payable to Immune Response, Inc.                                                            100,000              --
    Accounts payable                                                                                  43,273          61,578
    Accrued compensation and related taxes                                                           168,178          93,410
    Accrued liabilities due to related parties for consulting services                                99,727          38,687
    Accrued interest to related parties                                                               21,446           7,606
                                                                                              ---------------  --------------

             Total current liabilities                                                               437,268         208,057

Capital lease obligations, net of current portion                                                        480           5,261
                                                                                              ---------------  --------------

             Total liabilities                                                                       437,748         213,318

Stockholders' equity (deficit):
    Preferred stock, no par value, 20,000,000 shares authorized:
      Series A convertible preferred stock, 1,200,000 shares authorized,
        1,062,613 shares issued and outstanding in 1999 and 1998;                                  1,541,581       1,541,581
        liquidation preference of $1,593,950
      Series B convertible preferred stock, 4,000,000 shares authorized,
        932,778 and 582,778 shares issued and outstanding in 1999                                  1,394,167         869,167
        and 1998, respectively; liquidation preference of $1,399,167
      Common stock, no par value, 20,000,000 shares authorized,
        2,487,495 shares issued and outstanding in 1999 and 1998                                   1,139,695       1,139,695
      Additional paid-in capital                                                                      78,500          78,500
      Deficit accumulated during the development stage                                            (4,365,416)     (3,565,543)
                                                                                              ---------------  --------------

             Total stockholders' equity (deficit)                                                   (211,473)         63,400
                                                                                              ---------------  --------------

             Total liabilities and stockholders' equity (deficit)                          $         226,275         276,718
                                                                                              ===============  ==============

See accompanying notes to financial statements.

                              OPTICON MEDICAL INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                            Statements of Operations

    Years Ended December 31, 1999 and 1998 and the Period from July 28, 1994
                    (date of inception) to December 31, 1999

                                                                                                           CUMULATIVE
                                                                                                              FROM
                                                                                                          JULY 28, 1994
                                                                             FOR THE YEARS               (INCEPTION) TO
                                                                           ENDED DECEMBER 31,             DECEMBER 31,
                                                                         1999             1998                1999
                                                                     --------------   --------------  ----------------------

Costs and expenses:
    Selling, general and administrative                           $        550,382          459,569               1,829,256
    Research and development                                               166,761          148,924               1,218,764
    Clinical and regulatory                                                 31,136          305,202                 929,457
    Depreciation of property and equipment                                  29,991           27,157                 134,374
    Amortization of intangible assets                                       11,615           92,613                 150,695
                                                                     --------------   --------------  ----------------------

             Loss from operations                                         (789,885)      (1,033,465)             (4,262,546)
                                                                     --------------   --------------  ----------------------

    Other income (expense):
      Interest income                                                        4,621            7,601                  50,935
      Interest expense                                                     (14,609)        (136,360)               (153,805)
                                                                     --------------   --------------  ----------------------

             Total other expense                                            (9,988)        (128,759)               (102,870)
                                                                     --------------   --------------  ----------------------

             Loss before income taxes                                     (799,873)      (1,162,224)             (4,365,416)

Provision for income taxes                                                      --               --                      --
                                                                     --------------   --------------  ----------------------

             Net loss                                             $       (799,873)      (1,162,224)             (4,365,416)
                                                                     ==============   ==============  ======================


See accompanying notes to financial statements.

                              OPTICON MEDICAL INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                  Statements of Stockholders' Equity (Deficit)
   For the Period from July 28, 1994 (Date of Inception) to December 31, 1999


                                                                 PREFERRED STOCK
                                                               SERIES A CONVERTIBLE           SERIES B CONVERTIBLE
                                                           ----------------------------   ---------------------------
                                                              SHARES         AMOUNT         SHARES      AMOUNT
                                                           -------------   ------------   -----------   -------------

Balance - July 28, 1994 (inception)                                  --    $        --            --              --
    Issuance of shares to founder                                    --             --            --              --
    Issuance of shares for services                                  --             --            --              --
    Net loss                                                         --             --            --              --
                                                           -------------   ------------   -----------   -------------

Balance - December 31, 1994                                          --             --            --              --
    Issuance of shares at $1.00 per share                            --             --            --              --
    Net loss                                                         --             --            --              --
                                                           -------------   ------------   -----------   -------------

Balance - December 31, 1995                                          --             --            --              --
    Issuance of shares at $1.00 per share                            --             --            --              --
    Issuance of shares at $1.00 per share                            --             --            --              --
    Issuance of Series A Convertible
      preferred stock at $1.50 per share,
      net of issuance costs                                     713,967      1,035,508            --              --
    Net loss                                                         --             --            --              --
                                                           -------------   ------------   -----------   -------------

Balance - December 31, 1996                                     713,967      1,035,508            --              --
    Conversion of debt at $.77 per share                             --             --            --              --
    Issuance of Series A Convertible
      preferred stock at $1.50 per share,
      net of issuance costs                                     348,646        506,073            --              --
    Net loss                                                         --             --            --              --
                                                           -------------   ------------   -----------   -------------

Balance - December 31, 1997                                   1,062,613      1,541,581            --              --
    Issuance of warrants in connection
      with convertible debentures                                    --             --            --              --
    Conversion of debt and accrued interest
      at $1.50 per share, net of issuance costs                      --             --       582,778         869,167
    Net loss                                                         --             --            --              --
                                                           -------------   ------------   -----------   -------------

Balance - December 31, 1998                                   1,062,613      1,541,581       582,778         869,167
    Issuance of Series B Convertible
      preferred stock at $1.50 per share                             --             --       350,000         525,000
    Net loss                                                         --             --            --              --
                                                           -------------   ------------   -----------   -------------

Balance - December 31, 1999                                $  1,062,613      1,541,581       932,778       1,394,167
                                                           =============   ============   ===========   =============

                                                                                                DEFICIT
                                                                                               ACCUMULATED
                                                      COMMON STOCK            ADDITIONAL        DURING THE
                                                 --------------------------     PAID-IN        DEVELOPMENT
                                                  SHARES         AMOUNT         CAPITAL           STAGE             TOTAL
                                                 -----------  -------------  --------------  -----------------  ---------------

Balance - July 28, 1994 (inception)                      --             --              --                 --               --
    Issuance of shares to founder                 1,500,000        219,350              --                 --          219,350
    Issuance of shares for services                  37,500          5,350              --                 --            5,350
    Net loss                                             --             --              --             (5,350)          (5,350)
                                                 -----------  -------------  --------------  -----------------  ---------------

Balance - December 31, 1994                       1,537,500        224,700              --             (5,350)         219,350
    Issuance of shares at $1.00 per share           467,495        467,495              --                 --          467,495
    Net loss                                             --             --              --           (244,982)        (244,982)
                                                 -----------  -------------  --------------  -----------------  ---------------

Balance - December 31, 1995                       2,004,995        692,195              --           (250,332)         441,863
    Issuance of shares at $1.00 per share            32,500         32,500              --                 --           32,500
    Issuance of shares at $1.00 per share           300,000        300,000              --                 --          300,000
    Issuance of Series A Convertible
      preferred stock at $1.50 per share,
      net of issuance costs                              --             --              --                 --        1,035,508
    Net loss                                             --             --              --           (770,440)        (770,440)
                                                 -----------  -------------  --------------  -----------------  ---------------

Balance - December 31, 1996                       2,337,495      1,024,695              --         (1,020,772)       1,039,431
    Conversion of debt at $.77 per share            150,000        115,000              --                 --          115,000
    Issuance of Series A Convertible
      preferred stock at $1.50 per share,
      net of issuance costs                              --             --              --                 --          506,073
    Net loss                                             --             --              --         (1,382,547)      (1,382,547)
                                                 -----------  -------------  --------------  -----------------  ---------------

Balance - December 31, 1997                       2,487,495      1,139,695              --         (2,403,319)         277,957
    Issuance of warrants in connection
      with convertible debentures                        --             --          78,500                 --           78,500
    Conversion of debt and accrued interest
      at $1.50 per share, net of issuance costs          --             --              --                 --          869,167
    Net loss                                             --             --              --         (1,162,224)      (1,162,224)
                                                 -----------  -------------  --------------  -----------------  ---------------

Balance - December 31, 1998                       2,487,495      1,139,695          78,500         (3,565,543)          63,400
    Issuance of Series B Convertible
      preferred stock at $1.50 per share                 --             --              --                 --          525,000
    Net loss                                             --             --              --           (799,873)        (799,873)
                                                 -----------  -------------  --------------  -----------------  ---------------

Balance - December 31, 1999                       2,487,495      1,139,695          78,500         (4,365,416)        (211,473)
                                                 ===========  =============  ==============  =================  ===============

See accompanying notes to financial statements.

                              OPTICON MEDICAL INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                            Statements of Cash Flows

   Years Ended December 31, 1999 and 1998 and the Period from July 28, 1994
                   (date of inception) to December 31, 1999

                                                                                                           CUMULATIVE FROM
                                                                                                            JULY 28, 1994
                                                                              FOR THE YEARS                (INCEPTION) TO
                                                                            ENDED DECEMBER 31,                DECEMBER 31,
                                                                           1999             1998                1999
                                                                      ---------------  ---------------  ----------------------

Cash flows from operating activities:
    Net loss                                                          $     (799,873)      (1,162,224)             (4,365,416)
    Adjustment to reconcile net loss to cash used in
      operating activities:
        Depreciation and amortization                                         41,607          119,770                 285,070
        Loss on disposal                                                       1,345               --                   1,344
        Amortization of original issuance discount                                --           78,500                  78,500
        Changes in operating assets and liabilities:
           Prepaid expenses and other assets                                 (30,734)           2,154                 (40,639)
           Accounts payable                                                  (18,305)          60,979                  81,960
           Accrued liabilities                                               135,808           62,628                 229,218
           Accrued interest to related parties                                13,840           55,899                  70,614
                                                                      ---------------  ---------------  ----------------------

               Cash used in operating activities                            (656,312)        (782,294)             (3,659,349)

Cash flows from investing activities:
    Purchases of property and equipment                                           --          (37,899)               (158,306)
    Purchases of intangibles                                                      --               --                 (59,147)
                                                                      ---------------  ---------------  ----------------------

               Cash used in investing activities                                  --          (37,899)               (217,453)

Cash flows from financing activities:
    Proceeds from the issuance of Series A
      convertible preferred stock, net                                            --               --               1,541,581
    Proceeds from the issuance of Series B
      convertible preferred stock                                            525,000               --                 525,000
    Proceeds from the issuance of common stock                                    --               --                 805,345
    Proceeds from the issuance of note payable to Immune
      Response, Inc.                                                         100,000               --                 100,000
    Proceeds from convertible debentures with warrants                            --          525,000                 525,000
    Proceeds from convertible promissory note with
      warrants                                                                    --          300,000                 300,000
    Proceeds from long-term debt                                                  --               --                 115,000
    Series B convertible preferred stock issuance costs                           --           (5,000)                 (5,000)
    Payments on capital lease obligations                                     (6,913)          (6,036)                (16,389)
                                                                      ---------------  ---------------  ----------------------

               Cash provided by financing activities                         618,087          813,964               3,890,537

Increase (decrease) in cash and cash equivalents                             (38,225)          (6,229)                 13,735

Cash and cash equivalents, beginning of period                                51,961           58,190                      --
                                                                      ---------------  ---------------  ----------------------

Cash and cash equivalents, end of period                              $       13,736           51,961                  13,735
                                                                      ===============  ===============  ======================

SUPPLEMENTAL CASH FLOWS INFORMATION:
    Cash paid for interest                                            $          769            1,962                   4,692
                                                                      ===============  ===============  ======================
NONCASH INVESTING ACTIVITY:
    Equipment acquired through capital lease obligations              $           --               --                  21,513
                                                                      ===============  ===============  ======================
NONCASH FINANCING ACTIVITIES:
    Conversion of debt in exchange for common stock                   $           --               --                 115,000
                                                                      ===============  ===============  ======================
    Conversion of debt and accrued interest in exchange for
      Series B convertible preferred stock                            $           --          874,167                 874,167
                                                                      ===============  ===============  ======================
    Issuance of common stock in exchange for intangibles              $           --               --                 219,350
                                                                      ===============  ===============  ======================

See accompanying notes to financial statements.

                              OPTICON MEDICAL INC.
                        (a development stage enterprise)

                        Notes to the Financial Statements

1.      NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

        (a)   NATURE OF BUSINESS

              Opticon Medical Inc. (the Company) was incorporated in Iowa on July 28, 1994 and is currently headquartered in Dublin, Ohio. The Company was formed to design, develop and market innovative, cost-effective disposable devices to manage and control the symptoms of urinary incontinence in adults. The Company plans to market its product in the United States and other world markets using multiple distribution channels.

              The accompanying financial statements have been prepared on the basis that the Company will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has incurred operating losses in each period since inception. There is no assurance that the Company will be profitable in the future.

        (b)   CASH AND CASH EQUIVALENTS

              Cash equivalents consist of overnight repurchase agreements with an initial term of less than three months. For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

        (c)   PROPERTY AND EQUIPMENT

              Property and equipment are recorded at cost. Property and equipment under capital leases are stated at the present value of the minimum lease payments.

              Depreciation on property and equipment is calculated using accelerated methods (primarily double declining balance) over the estimated useful lives of the assets ranging from three to seven years. Property and equipment held under capital leases and leasehold improvements are amortized straight line over the shorter of the lease term or estimated useful life of the asset and is included in depreciation. Maintenance, repairs and minor renewals are expensed when incurred.

        (d)   RESEARCH AND DEVELOPMENT COSTS

              Research and development costs are charged to expense when incurred.

        (e)   INTANGIBLES

              The Company's founder paid certain patent and intellectual property costs prior to incorporating the Company. The founder contributed this property in exchange for common stock valued at $219,350. These amounts were capitalized and are being amortized using the straight-line method over 17 years. Intellectual property consists of designs, concepts and inventions related to the Company's urinary product development.

                              OPTICON MEDICAL INC.
                        (a development stage enterprise)

                        Notes to the Financial Statements


        (f)   USE OF ESTIMATES

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        (g)   FINANCIAL INSTRUMENTS

              At December 31, 1999 and 1998, the financial statement carrying amounts of cash and cash equivalents, current assets, current liabilities and current notes payable approximated the fair value of these instruments because of the short-term maturity of these instruments.

        (h)   RECENT PRONOUNCEMENTS

              In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including derivative instruments embedded in other contracts, and for hedging activities. Subsequently, the FASB issued SFAS No. 137 which deferred the effective date of SFAS No.
              133. SFAS No. 137 is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. This statement is not expected to affect the Company, as the Company does not have any derivative instruments or engage in hedging activities.

        (i)   INCOME TAXES

              Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

        (j) IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF

              Long-lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less cost to sell.

                              OPTICON MEDICAL INC.
                        (a development stage enterprise)

                        Notes to the Financial Statements


        (k)   ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES

              The Company applies the intrinsic value-based method of accounting prescribed by Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations, in accounting for its fixed plan stock options. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. SFAS No. 123, "Accounting for Stock-Based Compensation," established accounting and disclosure requirements using a fair value-based method of accounting for stock-based employee compensation plans. As allowed by SFAS No. 123, the Company has elected to continue to apply the intrinsic value-based method of accounting described above, and has adopted the disclosure requirements of SFAS No. 123.

2.      PROPERTY AND EQUIPMENT

        Property and equipment consisted of the following at December 31:

                                                                                             1999             1998

        Leasehold improvements (useful life of 3 years)                                 $     35,198           36,543
        Tooling, fixtures and equipment (useful lives of 5-7 years)                          143,275          142,276
                                                                                        ---------------  ---------------

                Total                                                                        178,473          179,819
        Less:  accumulated depreciation and amortization                                     134,374          104,383
                                                                                        ---------------  ---------------

                Property and equipment, net                                             $     44,099           75,436
                                                                                        ===============  ===============


        Included in property and equipment is approximately $22,000 of equipment under capital leases at December 31, 1999 and 1998. Accumulated amortization on this equipment was approximately $18,000 and $12,000 at December 31, 1999 and 1998, respectively.

                              OPTICON MEDICAL INC.
                        (a development stage enterprise)

                        Notes to the Financial Statements


3.      LEASES

        The Company has one operating lease having an initial or remaining noncancelable lease term in excess of one year for its principal office facility and has various other capital leases for property and equipment. The Company's operating lease requires annual base rent, including the Company's pro rata share of real estate taxes and operating expenses. Future minimum lease payments under the noncancelable leases are as follows:

                                                                                          CAPITAL          OPERATING
                                                                                          LEASES            LEASES
                                                                                      ----------------  ----------------
        Year ending December 31:
        2000                                                                          $      4,851            59,780
        2001                                                                                   489            45,315
                                                                                      ----------------  ----------------

                Total minimum lease payments                                                 5,340           105,095
                                                                                                        ================

        Less amount representing interest (at rates of
            12.4% to 13.2%)                                                                   (216)
                                                                                      ----------------

        Present value of minimum lease payments                                              5,124
        Less: current portion of capital lease obligations                                   4,644
                                                                                      ----------------

        Capital lease obligations, less current portion                               $        480
                                                                                      ================


        Total rent expense was $58,997 in 1999 and $66,398 in 1998.


4.      NOTE PAYABLE TO IMMUNE RESPONSE

        On November 29, 1999, the Company executed a 8.5% note payable with Immune Response, Inc. On December 9, 1999, the Company entered into an Agreement and Plan of Reorganization, providing for the merger of the Company into Immune Response, Inc. This transaction closed on February 25, 2000 (see Note 8).

                              OPTICON MEDICAL INC.
                        (a development stage enterprise)

                        Notes to the Financial Statements

5.      INCOME TAXES

        The Company has net operating loss carryforwards of approximately $4.1 million at December 31, 1999, which can be used to offset future taxable income. These net operating loss carryforwards, if not used, will expire in the years 2009-2019. The Company had a deferred tax asset of $1,504,000 and $1,050,000 at December 31, 1999 and 1998, respectively, that relates primarily to the aforementioned net operating losses. A valuation allowance equal to the full amount of the related deferred tax asset has been recorded due to the uncertainty of realization of the deferred tax asset.

        Under Sections 382 and 383 of the Internal Revenue Code (IRC) of 1986, as amended, the utilization of the net operating loss carryforwards may be limited under the change in stock ownership rules.

6.      STOCKHOLDERS' EQUITY

        PRIVATE PLACEMENTS OF COMMON STOCK AND WARRANTS - During 1995 and 1996, the Company sold 499,995 shares of its common stock in a private placement for $1.00 per share and received net proceeds of $499,995. A second private placement of common stock was completed in 1996 for 300,000 shares of common stock for $1.00 per share and resulted in net proceeds of $300,000. In connection with the second private placement, the Company issued warrants to purchase 300,000 shares of common stock at $1.00. The warrants are exercisable for 10 years.

        CONVERSION OF DEBT - During 1994, the Company entered into a venture agreement with Iowa Seed Capital Corporation. The venture agreement provided for a convertible loan of $115,000 and required the Company to pay a percentage of revenues in lieu of interest as defined in the agreement. The loan was converted into 150,000 shares of common stock in November 1997.

        During January 1998, the Company approved the issuance of Series 1998 Convertible Debentures (the Debentures) of up to $750,000. The Debentures accrued interest at 10%, and were secured by substantially all of the assets of the Company. During 1998, the Company issued Debentures in the amount of $525,000 and issued detachable warrants to purchase an aggregate of 378,512 shares of common stock at an exercise price of $1.50 exercisable for ten years. The proceeds from the issuance of the Debentures and warrants were allocated between the Debentures and warrants based on the relative fair value of the two securities at the time of issuance. The resulting original issuance discount of $71,500 was amortized as interest expenses during the year ended December 31, 1998. The principal and accrued interest on the Debentures were converted into 378,512 shares of the Company's Series B convertible preferred stock in December 1998 at a conversion price of $1.50 per share.

        During August 1998, a stockholder of the Company advanced the Company $300,000 pursuant to a convertible promissory note. The convertible promissory note accrued interest at 6%. The principal and four months' accrued interest on the loan were converted into 204,266 shares of the Company's Series B preferred stock in December 1998 at a conversion price of $1.50 per share. Concurrent with the issuance of the convertible promissory note, the Company also issued a ten year warrant to purchase 30,000 shares of common stock of the Company to the stockholder at an exercise price of $1.50 per share. The proceeds from the issuance of the convertible promissory note and warrants were allocated between the convertible promissory note and warrants based on the relative fair value of the two securities at the time of issuance. The resulting original issuance discount of $7,000 was amortized as interest expense during the year ended December 31, 1998.

                              OPTICON MEDICAL INC.
                        (a development stage enterprise)

                        Notes to the Financial Statements


        STOCKHOLDERS' EQUITY (continued)

        PRIVATE PLACEMENT OF SERIES A CONVERTIBLE PREFERRED STOCK - During 1996 and 1997, the Company sold 1,062,633 shares of Series A convertible preferred stock (Series A preferred stock) in a private offering for $1.50 per share and received net proceeds of $1,541,581. Dividends are payable on the Series A preferred stock only if declared by the Board of Directors. No dividends have been declared to date. The Series A preferred stockholders are entitled to a liquidation preference of $1.50 per share. Series A preferred shares are eligible to vote on stockholder matters on an "as if converted" basis with holders of the Company's common stock. The Series A preferred stock is convertible at the option of the holder into common stock at any time on a share-for-share basis. The Series A preferred stock will be automatically converted into common stock upon the occurrence of a significant initial public offering.

        SERIES B CONVERTIBLE PREFERRED STOCK - During 1998, the Company converted debt and accrued interest of $874,167 into 582,778 shares of Series B convertible preferred stock (Series B preferred stock). Dividends are payable on the Series B preferred stock only if declared by the Board of Directors. No dividends have been declared to date. The Series B preferred stockholders are entitled to a liquidation preference of $1.50 per share. Series B preferred shares are eligible to vote on stockholder matters on an "as if converted" basis with holders of the Company's common stock. The Series B preferred stock is convertible at the option of the holder into common stock at any time on a share-for-share basis. The Series B preferred stock will be automatically converted into common stock upon the occurrence of a significant initial public offering.

        In February, May and June 1999, the Company sold 350,000 shares of its Series B convertible preferred stock in a private placement for $1.50 per share, and received gross proceeds of $525,000. Concurrent with the issuance of the Series B preferred shares, the Company also issued five year warrants to purchase 60,000 shares of common stock of the Company at an exercise price of $2.00 per share.

        STOCK OPTION PLANS - The Company adopted an Incentive Stock Option Plan, pursuant to which options to acquire an aggregate of 1,000,000 shares of the Company's common stock may be granted at fair market value as determined by the Board of Directors. In general, the options granted vest as determined by the Board of Directors ranging from immediately to four years, and expire five or ten years from the date of the grant. In addition, the Company adopted a Director Stock Option Plan, pursuant to which options to acquire an aggregate of 1,000,000 shares of the Company's common stock may be granted at fair market value as determined by the Board of Directors. In general, the options granted vest as determined by the Board of Directors ranging from immediately to three years, and expire five or ten years from the date of grant.

                              OPTICON MEDICAL INC.
                        (a development stage enterprise)

                        Notes to the Financial Statements


        STOCKHOLDERS' EQUITY (continued)

        The Company applies APB Opinion 25 "Accounting for Stock Issued to Employees" and related Interpretations in accounting for its stock options. According, no compensation cost has been recognized for its stock options. Had compensation cost for the Company's stock options been determined based on the fair value at the grant dates consistent with the method of Statement of Financial Accounting Standards No. 123 "Accounting for Stock Based Compensation" (Statement 123), the Company's net loss would have been increased to the pro forma amounts indicated below:

                                                                                                       CUMULATIVE
                                                                                                     FROM JULY 28,
                                                                                                          1994
                                                   YEAR ENDED                YEAR ENDED             (INCEPTION ) TO
                                                  DECEMBER 31,              DECEMBER 31,              DECEMBER 31,
                                                      1999                      1998                      1999
                                             ------------------------  ------------------------  -----------------------

        Net loss:
            As reported                   $          817,423                     1,162,224             4,382,966
            Pro forma                                977,533                     1,343,260             4,853,343

        Information regarding the Company's stock options is summarized below:

                                                                                     WEIGHTED
                                                                                      AVERAGE           RANGE OF OPTION
                                                                OPTIONS           EXERCISE PRICE        EXERCISE PRICES
                                                           ------------------   --------------------  --------------------

        Options outstanding, December 31, 1997                    813,750       $          1.01             .20 - 1.10

        Granted during 1998                                       321,255                  1.38            1.00 - 1.50
                                                           ------------------

        Options outstanding, December 31, 1998                  1,135,005                  1.11             .20 - 1.50

        Granted during 1999                                        40,000                  1.50             .20 - 1.50
                                                           ------------------

        Options outstanding, December 31, 1999                 1,175,005                   1.12             .20 - 1.50
                                                           ------------------

        Weighted average fair value of options
            granted during 1999                                                 $          0.36
                                                                                ====================

        Weighted average fair value of
             options granted during 1998                                        $          0.60
                                                                                ====================

                              OPTICON MEDICAL INC.
                        (a development stage enterprise)

                        Notes to the Financial Statements


        STOCKHOLDERS' EQUITY (continued)

        The following table summarizes information about the Company's stock options outstanding at December 31, 1999:

                                                            OPTIONS OUTSTANDING                          OPTIONS EXERCISABLE
                                               --------------------------------------------          -----------------------------
                                                                                 WEIGHTED                           WEIGHTED
                                                                WEIGHTED          AVERAGE                           AVERAGE
                                                                  AVERAGE        REMAINING                         EXERCISE
                     RANGE OF                                     EXERCISE      CONTRACTUAL
                 EXERCISE PRICES                  NUMBER           PRICE            LIFE             NUMBER          PRICE
        -----------------------------------    --------------   ------------- -----------------    -----------   --------------

                      $0.20                       10,000        $0.20            6.75 years          10,000          $0.20
                   $1.00-$1.50                   1,165,005      $1.13            6.14 years         984,560          $1.11
                                               --------------                                      -----------
                   $0.20-$1.50                   1,175,005      $1.12            6.15 years         994,560          $1.10
                                               ==============                                      ===========


        In determining the compensation cost of the options granted, as specified by Statement 123, the fair value of each option grant has been estimated on the date of grant using the following assumptions:

               Risk free interest rate                          5.5%
               Expected life of options granted            5-10 years
               Expected dividend yield                          0%
                                                         ==============

7.      RELATED PARTIES

        EMPLOYMENT AGREEMENTS -The Company has employment agreements with two of its officers. In February 1998, the agreements were amended whereby the officers elected to defer a portion of their annual compensation. The deferred amount accrues interest at 10% and is convertible into approximately 36,000 shares of Series B preferred stock at $1.50 per share as defined in the amended agreements. At December 31, 1999, the Company had accrued deferred compensation totaling $164,000. The Company had also accrued $20,700 at December 31, 1999 in interest under these agreements, which is included in accrued interest due to related parties. Subsequent to year-end, the Company settled all of these obligations in cash, with the exception of $22,000, which was used to exercise outstanding stock options.

        CONSULTING AGREEMENTS - On November 1, 1997, the Company entered into a consulting agreement with a director, stockholder and the original founder of the Company. The agreement is for a four-year period and requires annual consulting fees of $110,000 for the first two years and $75,000 for the last two years of the agreement. The agreement includes a two-year non-compete provision. In addition, the Company also has a consulting agreement with a consulting company affiliated with a member of the Company's Board of Directors. The Company incurred costs of $45,150 in 1999 and $60,000 in 1998 under this agreement. Amounts due under both agreements are included in accrued liability due to related parties for consulting services in the accompanying balance sheets.

                              OPTICON MEDICAL INC.
                        (a development stage enterprise)

                        Notes to the Financial Statements


 8.     SUBSEQUENT EVENTS AND LIQUIDITY

        On December 9, 1999, the Company entered into an Agreement and Plan or Reorganization (the "Merger Agreement") with Immune Response, Inc (Immune), a Colorado Corporation. The Company's shareholders approved and adopted the merger agreement on January 28, 2000. The Merger became effective February 25, 2000.

        At the effective date of the Merger, each outstanding share of common stock, Series A preferred stock, and Series B preferred stock was converted to the right to receive 1.23 shares of common stock, $.0001 par value, of Immune, so that, in the aggregate, the holders of the Company's stock would, on the effective date, hold 80% of the outstanding common stock of Immune, on a fully diluted basis.

        The Merger Agreement provided that Immune assume the Company's rights and obligations under all of the Company's outstanding options, warrants and other purchase rights. As a result, on the effective date, the right of any holder of an outstanding option, warrant, or other purchase right, was converted into the right to receive the number of shares of Immune common stock as would have been issued or delivered to the holder if it had exercised the warrant or option and received the shares of Company stock upon such exercise immediately prior to the effectiveness of the Merger.

        The transaction between Immune and the Company is a business combination between an operating enterprise (the Company) and a "shell company," (Immune) in which the shell company is the issuer of securities and the operating enterprise has been determined to be the acquiring enterprise for financial reporting purposes. Thus, the business combination will be treated for financial reporting purposes as an issuance of securities by the Company.

        Immediately following the merger, Immune entered into Securities Purchase Agreements with certain investors whereby Immune agreed to sell, and the Investors to purchase $3 million in principal amount of 6% convertible debentures and warrants to purchase 300,000 shares of Immune's common stock at a price of $6.60 per share. At the option of the holder, the Debentures may be converted, either in whole or in part, into common shares, at any time, and from time to time, at a conversion price per share of common stock equal to the lesser of: (a) $4.50 and
        (b) 65% of the market price of Immune Response, Inc. On the third anniversary of the Debentures, Immune shall convert all debt outstanding at the conversion price unless such conversion would exceed 19.99% of the common stock outstanding on the mandatory conversion date, unless Immune's shareholders approve the issuance of an amount of the common stock in excess of the 19.99% threshold. In the event of no shareholder approval, any amounts in excess of 19.99% are to be redeemed for cash.

        The convertible debt will be recorded at the amount of gross proceeds less the fair value of the warrants. The calculated conversion price at February 25, 2000, the first available conversion date, was $2.93 per share. In accordance with the FASB's Emerging Issues Task Force Issue 98-5, the difference between this conversion price and the market price of $4.50 per share will be reflected as additional interest expense in the merged company's statement of operations for the quarter ended March 31, 2000.

                              OPTICON MEDICAL INC.
                        (a development stage enterprise)

                        Notes to the Financial Statements


        SUBSEQUENT EVENTS AND LIQUIDITY (continued)

        On March 22, 2000, the convertible debentures were exchanged for 3,000 shares of Series A 6% Preferred Stock. The Preferred Stock has conversion terms identical to the Convertible Debentures. In addition, the Preferred Stockholders will be entitled to 6% dividends payable quarterly in cash or common stock.

        The Company has suffered recurring losses from operations and has a net capital deficiency as of December 31, 1999. The merged company intends to use the proceeds from the convertible debentures, as well as proceeds from potential future debt or equity financing, to more fully establish its infrastructure and continue its research and development activities. There can be no assurance that the Company will be able to raise sufficient funds to fully establish its infrastructure and continue its research and development activities and continue to execute its business plans. These circumstances raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                              IMMUNE RESPONSE, INC.

              Pro Forma Condensed Consolidated Financial Statements
                                   (unaudited)

On December 9, 1999, the Company, Opticon Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of the Company ("Sub"), and Opticon Medical, Inc. (Opticon), an Iowa corporation entered into an Agreement and Plan of Reorganization (the "Merger Agreement"), providing for the merger of Opticon with and into Sub (the "Merger").

The Merger Agreement was approved by the Company, acting as sole shareholder of Sub. The shareholders of Opticon approved and adopted the Merger Agreement at a special meeting held on January 28, 2000. The Merger became effective February 25, 2000. Through the Certificate of Merger, Sub changed its name to Opticon Medical, Inc.

At the Effective Date of the Merger, each outstanding share of Common Stock, no par value, Series A Preferred Stock, no par value, and Series B Preferred Stock, no par value, of Opticon, totaling 4,482,906 shares (the "Opticon Stock") and held by approximately 88 shareholders, was converted into the right to receive
1.23 shares of common stock, $.0001 par value, of the Company (the "Company Common Stock"), so that, in the aggregate, the holders of Opticon Stock would, on the Effective Date, hold 80% of the outstanding Company Common Stock, on a fully diluted basis, and the then current shareholders of the Company would hold, in the aggregate, 20% of the outstanding Company Common Stock on a fully diluted basis. No fractional shares were issued. All fractional shares of Company Common Stock to which a holder of Opticon Stock would otherwise be entitled at the Effective Date were aggregated, and any fractional share resulting from such aggregation was rounded to the nearest whole. All shares issued pursuant to the Merger Agreement were issued pursuant to exemptions from registration under the Securities Act of 1933, as amended (the "Act").

No other consideration was provided in connection with the Merger. The merger consideration was determined based upon arms-length negotiations between the Company and Opticon.

The Merger Agreement provided that the Company assume Opticon's rights and obligations under all of Opticon's outstanding options and warrants and other purchase rights. As a result, on the Effective Date, the right of any holder of an outstanding option, warrant, or other purchase right, was converted into the right to receive the number of shares of Company Common Stock as would have been issued or delivered to the holder if it had exercised the warrant or option and received the shares of Opticon Stock upon such exercise immediately prior to the effectiveness of the Merger. At the Effective Date, there were outstanding an aggregate of 1,968,517 Opticon options and warrants.

In connection with the Merger, on January 20, 2000, the Company's shareholders approved a one-for-three reverse stock split and authorized 1,000,000 shares of preferred stock and an increase in the authorized capital stock to 26,000,000 shares. As a result, prior to the Effective Date, the Company had a total of 1,983,526 shares of Company Common Stock issued and outstanding. In the Merger, 5,513,974 shares of Company Common Stock were issued in exchange for the outstanding shares of Opticon Stock, causing the Company to have a total of 7,497,500 shares of Company Common Stock issued and outstanding. If all of the Opticon options and warrants were to be exercised, approximately another 2,421,276 shares of Company Common Stock would be issued.

Immediately following the Merger, the Company entered into Securities Purchase Agreements with certain investors (the "Investors") whereby the Company agreed to sell, and the Investors to purchase $3,000,000 in principal amount of 6% Redeemable Convertible Debentures ("Debentures"), and warrants to purchase 300,000 shares of Company Common Stock ("Warrants"), for an aggregate purchase price of $3,000,000.

The transaction between the Company and Opticon is a business combination between an operating enterprise (Opticon) and a "shell company," (the Company) in which the shell company is the issuer of securities and the operating enterprise has been determined to be the acquiring enterprise for financial reporting purposes. In this case, the business combination is being treated for financial reporting purposes as an issuance of securities by Opticon. Opticon will credit equity for the fair value of the tangible net assets of the Company (i.e., no goodwill or intangible assets will be recognized in this transaction). Costs related to this transaction will be charged directly to equity.

In future filings, the historical financial statements of Opticon (accounting acquirer) will be presented as the historical financial statements of the combined enterprise and the assets and liabilities of the Company (legal acquirer) will be accounted for as required by the purchase method of accounting without regard to which enterprise is the surviving enterprise. The results of operations of the Company (legal acquirer) will be included in the financial statements of the combined enterprise only from the date of acquisition. The equity of Opticon will be presented as the equity of the combined enterprise; however, the capital stock account of Opticon will be adjusted to reflect the par value of the outstanding stock of the Company after giving effect to the number of shares issued in the business combination. The difference between the capital stock account of Opticon and the capital stock account of the Company will be recorded as an adjustment to additional paid-in capital of the combined enterprise. For periods prior to the business combination, the equity of the combined enterprise will be the historical equity of Opticon prior to the merger retroactively restated to reflect the number of shares received in the business combination. The accumulated deficit of Opticon will be carried forward after the acquisition. Earnings (loss) per share for periods prior to the business combination will be restated to reflect the number of equivalent shares received by Opticon.

The unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1999 gives affect to the acquisition of Opticon as if it had occurred on January 1, 1999. The Pro Forma Statement of Operations is based on historical results of operations of the Company and Opticon for the year ended December 31, 1999. The unaudited Pro Forma Condensed Balance Sheet as of December 31, 1999 gives effect to the acquisition of Opticon as if the acquisition has occurred on that date. The Pro Forma Statement of Operations and the Pro Forma Balance Sheet and accompanying notes (the "Pro Forma financial information") should be read in conjunction with and are qualified by the historical financial statements of the Company and Opticon and notes thereto.

The Pro Forma Financial Information is intended for informational purposes only and is not necessarily indicative of the future financial position or future results of operations of the consolidated Company after the acquisition of Opticon, or of the financial position or results of operations of the consolidated Company that would have actually occurred has the acquisition of Opticon been effected on January 1, 1999.

                              IMMUNE RESPONSE, INC.

            Unaudited Pro Forma Condensed Consolidated Balance Sheet

                                December 31, 1999

                                                                                     IMMUNE               OPTICON
                                   ASSETS                                         RESPONSE, INC.        MEDICAL, INC.
                                                                               --------------------  -------------------

Current assets:
    Cash and cash equivalents                                                               90,366               13,736
    Investment securities                                                                   18,093
    Deferred merger costs                                                                   18,226               32,344
    Notes receivable from Opticon Medical Inc.                                             100,000                   --
    Interest receivable from related parties                                                 1,537
    Prepaid expenses and other current assets                                                   --                1,031
                                                                               --------------------  -------------------

             Total current assets                                                          228,222               47,111

Property and equipment, net                                                                     --               44,099
Intangibles, net of accumulated amortization of $69,700 in 1999
    and $58,084 in 1998                                                                         --              127,801
Other assets                                                                                    --                7,264
                                                                               --------------------  -------------------

             Total assets                                                                  228,222              226,275
                                                                               ====================  ===================

                    LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
    Current portion of capital lease obligations                                                --                4,644
    Note payable to Immune Response, Inc.                                                       --              100,000
    Accounts payable                                                                        21,631               43,273
    Accrued compensation and related taxes                                                      --              168,178
    A/P and accrued liabilities to related parties                                           4,461               99,727
    Accrued interest to related parties                                                     22,453               21,446
                                                                               --------------------  -------------------

             Total current liabilities                                                      48,545              437,268

Convertible 6% Debentures                                                                       --
Capital lease obligations, net of current portion                                               --                  480
                                                                               --------------------  -------------------

             Total liabilities                                                              48,545              437,748





Stockholders' equity (deficit)                                                             179,677             (211,473)
                                                                               --------------------  -------------------

             Total liabilities and stockholders' equity (deficit)                          228,222              226,275
                                                                               ====================  ===================

                                                                                      PRO FORMA           PRO FORMA
                                   ASSETS                                               ADJUSTMENTS     AS ADJUSTED
                                                                                    ---------------    -----------------

Current assets:
    Cash and cash equivalents                                                         2,547,265    (b)        2,651,367
    Investment securities                                                                                        18,093
    Deferred merger costs                                                              (50,570)    (a)                0
    Notes receivable from Opticon Medical Inc.                                        (100,000)    (a)                0
    Interest receivable from related parties                                            (745)      (a)              792
    Prepaid expenses and other current assets                                                                     1,031
                                                                                    ---------------    -----------------

             Total current assets                                                     2,395,950               2,671,283

Property and equipment, net                                                                     --               44,099
Intangibles, net of accumulated amortization of $69,700 in 1999
    and $58,084 in 1998                                                                         --              127,801
Other assets                                                                           452,735     (b)          459,999
                                                                                    ---------------    -----------------

             Total assets                                                             2,848,685               3,303,182
                                                                                    ===============    =================

                    LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
    Current portion of capital lease obligations                                                --                4,644
    Note payable to Immune Response, Inc.                                             (100,000)    (a)                0
    Accounts payable                                                                        40,000              104,904
    Accrued compensation and related taxes                                                      --              168,178
    A/P and accrued liabilities to related parties                                              --              104,188
    Accrued interest to related parties                                                       (745)(a)           43,154
                                                                                    ---------------    -----------------

             Total current liabilities                                                     (60,745)             425,068

Convertible 6% Debentures                                                             2,225,000    (b)        2,225,000
Capital lease obligations, net of current portion                                               --                  480
                                                                                    ---------------    -----------------

             Total liabilities                                                           2,164,255            2,650,548

                                                                                       (40,000)    (a)
                                                                                       (50,570)    (a)
                                                                                       775,000     (b)
                                                                                      1,613,013    (b)
Stockholders' equity (deficit)                                                       (1,613,013)   (b)          652,634
                                                                                    ---------------    -----------------

             Total liabilities and stockholders' equity (deficit)                        2,848,685            3,303,182
                                                                                    ===============    =================

                              IMMUNE RESPONSE, INC.

       Unaudited Pro Forma Condensed Consolidated Statement of Operations

                                December 31, 1999

                                                                           IMMUNE                 OPTICON
                                                                       Response, Inc.          Medical, Inc.
                                                                    ---------------------   ---------------------

Costs and expenses:
    Selling, general and administrative                           $               42,205                 550,382
    Research and development                                                          --                 166,761
    Clinical and regulatory                                                           --                  31,136
    Depreciation of property and equipment                                            --                  29,991
    Amortization of intangible assets                                                 --                  11,615
                                                                    ---------------------   ---------------------


Loss from operations                                                             (42,205)               (789,885)
                                                                    ---------------------   ---------------------

Other income (expense):
    Interest income                                                                2,184                   4,621
    Gain on sale of stock                                                         19,564                      --



    Interest expense                                                                  --                 (14,609)
                                                                    ---------------------   ---------------------

Total other expense                                                               21,748                  (9,988)
                                                                    ---------------------   ---------------------

             Net loss                                             $              (20,457)               (799,873)
                                                                    =====================   =====================

Basic and diluted net loss per share                              $                (0.02)
                                                                    ---------------------

Weighted average basic and diluted shares outstanding                          1,180,494
                                                                    =====================

                                                                    PRO FORMA              PRO FORMA
                                                                   ADJUSTMENTS           AS ADJUSTED
                                                               ---------------------     ---------------

Costs and expenses:
    Selling, general and administrative                                          --             592,587
    Research and development                                                     --             166,761
    Clinical and regulatory                                                      --              31,136
    Depreciation of property and equipment                                       --              29,991
    Amortization of intangible assets                                            --              11,615
                                                               ---------------------     ---------------


Loss from operations                                                             --            (832,090)
                                                               ---------------------     ---------------

Other income (expense):
    Interest income                                                            (745)              6,060
    Gain on sale of stock                                                        --              19,564
                                                                                745 (a)             745
                                                                           (150,912)(b)        (150,912)
                                                                           (258,333)(b)        (258,333)
    Interest expense                                                     (1,613,013)(b)      (1,627,622)
                                                               ---------------------     ---------------

Total other expense                                                      (2,022,258)         (2,010,498)
                                                               ---------------------     ---------------

             Net loss                                                    (2,022,258)         (2,842,588)
                                                               =====================     ===============

Basic and diluted net loss per share                                                              (0.42)
                                                                                         ---------------

Weighted average basic and diluted shares outstanding                     5,513,974 (c)       6,694,468
                                                               =====================     ===============

                              IMMUNE RESPONSE, INC.

         Notes to Pro Forma Condensed Consolidated Financial Statements
                                   (unaudited)

1.       PRO FORMA ADJUSTMENTS AND ASSUMPTIONS

(a) On December 9, 1999, the Company, Opticon Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of the Company ("Sub"), and Opticon Medical, Inc. (Opticon), an Iowa corporation entered into an Agreement and Plan of Reorganization (the "Merger Agreement"), providing for the merger of Opticon with and into Sub (the "Merger").

         The Merger Agreement was approved by the Company, acting as sole shareholder of Sub. The shareholders of Opticon approved and adopted the Merger Agreement at a special meeting held on January 28, 2000. The Merger became effective February 25, 2000.

         At the Effective Date of the Merger, each outstanding share of Common Stock, no par value, Series A Preferred Stock, no par value, and Series B Preferred Stock, no par value, of Opticon, totaling 4,482,906 shares (the "Opticon Stock") and held by approximately 88 shareholders, was converted into the right to receive 1.23 shares of common stock, $.0001 par value, of the Company (the "Company Common Stock"), so that, in the aggregate, the holders of Opticon Stock would, on the Effective Date, hold 80% of the outstanding Company Common Stock, on a fully diluted basis, and the then current shareholders of the Company would hold, in the aggregate, 20% of the outstanding Company Common Stock on a fully diluted basis. No fractional shares were issued. All fractional shares of Company Common Stock to which a holder of Opticon Stock would otherwise be entitled at the Effective Date were aggregated, and any fractional share resulting from such aggregation was rounded to the nearest whole. All shares issued pursuant to the Merger Agreement were issued pursuant to exemptions from registration under the Securities Act of 1933, as amended (the "Act").

         No other consideration was provided in connection with the Merger. The merger consideration was determined based upon arms-length negotiations between the Company and Opticon.

         In the Merger, 5,513,974 shares of Company Common Stock were issued in exchange for the outstanding shares of Opticon Stock, causing the Company to have a total of 7,497,500 shares of Company Common Stock issued and outstanding.

         The transaction between the Company and Opticon is a business combination between an operating enterprise (Opticon) and a "shell company," (the Company) in which the shell company is the issuer of securities and the operating enterprise has been determined to be the acquiring enterprise for financial reporting purposes. Thus, the business combination is being treated for financial reporting purposes as an issuance of securities by Opticon. Opticon credited equity for the fair value of the tangible net assets of the Company (i.e., no goodwill or intangible assets were recognized in this transaction). Costs related to this transaction, totaling $90,570, have been charged directly to equity.

         In addition, the intercompany notes, totaling $100,000, and the related accrued interest totaling $745 were canceled in the Merger.


(b) In connection with the Merger, the Company entered into Securities Purchase Agreements with certain investors (the "Investors") whereby the Company agreed to sell, and the Investors to purchase $3,000,000 in principal amount of 6% Redeemable Convertible Debentures ("Debentures"), and warrants to purchase 300,000 shares of Company Common Stock ("Warrants"), for an aggregate purchase price of $3,000,000.

         The Company received gross proceeds from the Debenture issuance of $3,000,000, less issuance costs of $452,735, resulting in net proceeds of $2,547,265. The issuance costs, which have been recorded as an asset, will be amortized as interest expense over the 3 year life of the Debentures. Total amortization in 1999 if the Debentures had been outstanding for the entire period would have been $150,912.

                              IMMUNE RESPONSE, INC.

         Notes to Pro Forma Condensed Consolidated Financial Statements
                                   (unaudited)

         The Company also recorded the warrants at their fair value ($775,000 calculated using a Black Sholes valuation model) as a discount on the face amount of the Debentures with a corresponding credit to additional paid-in capital. This discount will also be amortized as interest expense over the 3 year life of the Debentures. Total amortization in 1999 if the Debentures had been outstanding for the entire period would have been $258,333.

         The calculated conversion price of the Debentures at February 25, 2000, the first available conversion date, was $2.93 per share. In accordance with the FASB's Emerging Issues Tax Force Issue 98-5, the difference between this conversion price and the market price of $4.50 per share were reflected as additional interest expense in the Company's Pro Forma Condensed Statement of Operations and a credit to additional paid-in capital in the Pro Forma Condensed Balance Sheet.

(c) In the Merger, 5,513,974 shares of Company Common Stock were issued in exchange for the outstanding shares of Opticon Stock, causing the Company to have a total of 7,497,500 shares of Company Common Stock issued and outstanding. The pro forma based and diluted net loss per share is computed by dividing the net loss attributable to common shareholders by the weighted average number of common shares outstanding. The calculation of the weighted average number of shares outstanding assumes that shares issued in connection with the Merger were outstanding for the entire period. Diluted net loss per share equals basic net loss per share, as common stock equivalents are anti-dilutive for all pro forma periods presented.

The Board of Directors
Opticon Medical, Inc. (f/k/a Immune Response, Inc.):

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.

Our report dated March 25, 2000, states that we have audited the balance sheet of Immune Response, Inc. (a development stage enterprise) as of December 31, 1999, and the related statements of operations, stockholders' equity and comprehensive income, and cash flows for year ended December 31, 1999 and for the period from May 14, 1984 (inception) to December 31, 1999. The statements of operations, stockholders' equity, and cash flows for the period May 14, 1984 (inception) to December 31, 1999 include amounts for the period from May 14, 1984 (inception) to December 31, 1998 and for the year ended December 31, 1998, which were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for the period May 14, 1984 through December 31, 1998 is based solely on the report of the other auditors.

Our report dated March 25, 2000, contains an explanatory paragraph that states that the Company has suffered recurring losses from operations, which raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of that uncertainty.


                                                        /s/ KPMG LLP

                                                        KPMG LLP

Columbus, Ohio
August 28, 2000

                             OPTICON MEDICAL, INC.
                        (FORMERLY IMMUNE RESPONSE, INC.)
                        (A DEVELOPMENT STAGE ENTERPRISE)

                                 Balance Sheets

                                 June 30, 2000

                                                                                    JUNE 30, 2000     DECEMBER 31, 1999
                              ASSETS                                                 (UNAUDITED)        (SEE NOTE 2)
                                                                                     -----------         ----------
Current assets:
   Cash and cash equivalents                                                         $ 1,852,976             13,736
   Deferred merger costs                                                                      --             32,344
   Prepaid expenses and other current assets                                              15,014              1,031
                                                                                     -----------         ----------

            Total current assets                                                       1,867,990             47,111

   Property and equipment, net                                                            40,427             44,099
   Intangibles, net of accumulated amortization of $72,604 in 2000
   and $69,700 in 1999                                                                   121,992            127,801
   Other assets                                                                            4,979              7,264
                                                                                     -----------         ----------

            Total assets                                                             $ 2,035,388            226,275
                                                                                     ===========         ==========

           LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
   Current portion of capital lease obligations                                      $     1,998              4,644
   Note payable to Immune Response, Inc.                                                      --            100,000
   Accounts payable                                                                       30,584             43,273
   Accounts payable and accrued liabilities to related parties                             6,250            121,173
   Dividends payable                                                                      51,781                 --
   Accrued interest on debentures                                                          7,397                 --
   Accrued compensation and related taxes                                                 30,000            168,178
   Other accrued liabilities                                                              12,200                 --
                                                                                     -----------         ----------

            Total current liabilities                                                    140,210            437,268

Capital lease obligations, net of current portion                                             --                480
                                                                                     -----------         ----------

            Total liabilities                                                            140,210            437,748

Stockholders' equity (deficit):
   Preferred stock, $.0001 par value, 1,000,000 shares authorized:
     Series A convertible preferred stock, 3,000 shares authorized, issued and outstanding at June 30, 2000;
       liquidation preference of $3,016,250                                            1,806,369                 --
   Common stock, $.0001 par value, 25,000,000 shares authorized,
       7,524,560 shares issued and outstanding at June 30, 2000 and 7,497,500 shares issued and outstanding at December 31, 1999
       retroactively restated to reflect merger                                              752                750
   Additional paid-in capital                                                          6,602,648          4,153,193
   Deficit accumulated during the development stage                                   (6,514,591)        (4,365,416)
                                                                                     -----------         ----------

            Total stockholders' equity (deficit)                                       1,895,178           (211,473)
                                                                                     -----------         ----------

            Total liabilities and stockholders' equity (deficit)                     $ 2,035,388            226,275
                                                                                     ===========         ==========

See accompanying notes to financial statements.

                             OPTICON MEDICAL, INC.
                        (FORMERLY IMMUNE RESPONSE, INC.)
                        (A DEVELOPMENT STAGE ENTERPRISE)

                            Statements of Operations
                                  (Unaudited)



                                                                                                                        CUMULATIVE
                                                                                                                           FROM
                                                                                                                       JULY 28, 1994
                                                             THREE MONTHS ENDED              SIX MONTHS ENDED         (INCEPTION) TO
                                                                   JUNE 30,                       JUNE 30,               JUNE 30,
                                                             2000           1999            2000           1999            2000
                                                          ----------      ---------      ----------      ---------      ----------
Costs and expenses:
   Selling, general and administrative                    $  163,808        132,679         386,666        292,770       2,215,922
   Research and development                                   75,784         26,794         111,871         69,550       1,330,635
   Clinical and regulatory                                     3,069          6,200           3,069         22,525         932,526
   Depreciation of property and equipment                      8,087          4,893          15,586          9,786         149,960
   Amortization of intangible assets                           2,904          2,904           5,808          5,808         156,503
                                                          ----------      ---------      ----------      ---------      ----------

           Loss from operations                             (253,652)      (173,470)       (523,000)      (400,439)     (4,785,546)
                                                          ----------      ---------      ----------      ---------      ----------

   Other income (expense):
     Interest income                                          26,258          1,546          35,803          1,546          86,738
     Interest expense                                           (758)       (12,844)     (1,661,979)       (13,241)     (1,815,784)
                                                          ----------      ---------      ----------      ---------      ----------

           Total other expense                                25,500        (11,298)     (1,626,176)       (11,695)     (1,729,046)
                                                          ----------      ---------      ----------      ---------      ----------

           Loss before income taxes                         (228,152)      (184,768)     (2,149,176)      (412,134)     (6,514,592)

Income taxes                                                      --             --              --             --              --
                                                          ----------      ---------      ----------      ---------      ----------

           Net loss                                       $ (228,152)      (184,768)     (2,149,176)      (412,134)     (6,514,592)
                                                          ----------      ---------      ----------      ---------      ----------

           Preferred stock dividends                      $   44,781             --          51,781             --          51,781
                                                          ----------      ---------      ----------      ---------      ----------

           Net loss attributable to
            common stockholders                           $ (272,933)      (184,768)     (2,200,957)      (412,134)     (6,566,373)
                                                          ==========      =========      ==========      =========      ==========

           Loss per common share (basic and diluted)      $    (0.04)         (0.03)          (0.29)         (0.07)          (1.36)
                                                          ==========      =========      ==========      =========      ==========

           Weighted average number of shares outstanding
           during period (basic and diluted)
           retroactively restated to reflect merger       $7,524,560      6,335,978       7,511,553      6,237,569       4,845,291
                                                          ==========      =========      ==========      =========      ==========

See accompanying notes to financial statements.

                              OPTICON MEDICAL, INC
                        (FORMERLY IMMUNE RESPONSE, INC.)
                        (A DEVELOPMENT STAGE ENTERPRISE)

                            Statements of Cash Flows
                                  (Unaudited)


                                                                                          CUMULATIVE FROM
                                                                                           JULY 28, 1994
                                                                    SIX MONTHS ENDED       (INCEPTION) TO
                                                                        JUNE 30,              JUNE 30,
                                                                   2000          1999           2000
                                                                ----------      --------     ----------
Cash used in operating activities                                 (738,556)     (350,024)    (4,397,905)

Cash flows from investing activities:
   Purchases of property and equipment                             (11,914)           --       (170,220)
   Purchases of intangibles                                             --            --        (59,147)
                                                                ----------      --------     ----------

           Cash used in investing activities                       (11,914)           --       (229,367)

Cash flows from financing activities:
   Cash acquired in merger                                          99,119            --         99,119
   Merger costs                                                    (75,548)           --        (75,548)
   Proceeds from issuance of stock, net of issuance cost                --       525,000      2,866,927
   Proceeds from the issuance of note payable to Immune
     Response, Inc.                                                     --            --        100,000
   Net proceeds from exercise of stock options                      22,000            --         22,000
   Proceeds from convertible debentures with warrants            2,547,265            --      3,372,265
   Proceeds from long-term debt                                         --            --        115,000
   Payments on capital lease obligations                            (3,126)       (3,774)       (19,515)
                                                                ----------      --------     ----------

           Cash provided by financing activities                 2,589,710       521,226      6,480,248

Increase (decrease) in cash and cash equivalents                 1,839,240       171,202      1,852,976

Cash and cash equivalents, beginning of period                      13,736        51,961             --
                                                                ----------      --------     ----------

Cash and cash equivalents, end of period                        $1,852,976       223,163      1,852,976
                                                                ==========      ========     ==========

SUPPLEMENTAL CASH FLOWS INFORMATION:
   Cash paid for interest                                       $   28,666        56,746         33,358
                                                                ==========      ========     ==========
NONCASH INVESTING ACTIVITY:
   Equipment acquired through capital lease obligations         $       --            --         21,513
                                                                ==========      ========     ==========
NONCASH FINANCING ACTIVITIES:
   Cancellation of Immune Response, Inc. debt in merger         $  100,000            --        100,000
                                                                ==========      ========     ==========
   Deferred issuance costs related to merger                    $   32,344            --         32,344
                                                                ==========      ========     ==========
   Conversion of debt in exchange for common stock              $       --            --        115,000
                                                                ==========      ========     ==========
   Issuance of warrants in connection with convertible debt     $  775,000            --        775,000
                                                                ==========      ========     ==========
   Conversion of debt in exchange for stock                     $2,547,265            --      3,421,432
                                                                ==========      ========     ==========
   Issuance of common stock in exchange for intangibles         $       --            --        219,350
                                                                ==========      ========     ==========

See accompanying notes to financial statements.

                              OPTICON MEDICAL, INC.
                          (F/K/A IMMUNE RESPONSE, INC.)

                          Notes to Financial Statements
                                   (Unaudited)

                                  June 30, 2000

NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited consolidated financial statements of Opticon Medical, Inc. (formerly Immune Response, Inc. - see Note 4) (the "Company") have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Item 10(a) of Regulation S-B. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three and six month periods ended June 30, 2000 are not necessarily indicative of the results that may be expected for the year ended December 31, 2000. For further information, refer to the financial statements and footnotes thereto included in the Company's Form 10-KSB for the year ended December 31, 1999 as filed with the Securities and Exchange Commission.



NOTE 2 - MERGER OF IMMUNE RESPONSE, INC. AND OPTICON MEDICAL, INC. (AN IOWA CORPORATION)

On December 9, 1999, Immune Response, Inc., a Colorado corporation ("Immune"), Opticon Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Immune ("Sub"), and Opticon Medical, Inc., an Iowa corporation ("Opticon Iowa"), entered into an Agreement and Plan of Reorganization (the "Merger Agreement"), providing for the merger of Opticon Iowa with and into Sub (the "Merger").

The Merger Agreement was approved by Immune, acting as sole shareholder of Sub. The shareholders of Opticon Iowa approved and adopted the Merger Agreement at a special meeting held on January 28, 2000. The Merger became effective February 25, 2000. Through the Certificate of Merger, Sub changed its name to Opticon Medical, Inc.

At the Effective Date of the Merger, each outstanding share of Common Stock, no par value, Series A Preferred Stock, no par value, and Series B Preferred Stock, no par value, of Opticon Iowa, totaling 4,482,906 shares (the "Opticon Iowa Stock") and held by approximately 88 shareholders, was converted into the right to receive 1.23 shares of common stock, $.0001 par value, of Immune (the "Immune Common Stock"), so that, in the aggregate, the holders of Opticon Iowa Stock would, on the Effective Date, hold 80% of the outstanding Immune Common Stock, on a fully diluted basis, and the then current shareholders of Immune would hold, in the aggregate, 20% of the outstanding Immune Common Stock on a fully diluted basis. No fractional shares were issued. All fractional shares of Immune Common Stock to which a holder of Opticon Iowa Stock would otherwise be entitled at the Effective Date were aggregated, and any fractional share resulting from such aggregation was rounded to the nearest whole. All shares issued pursuant to the Merger Agreement were issued pursuant to exemptions from registration under the Securities Act of 1933, as amended (the "Act"). In addition, notes outstanding between the two companies, totaling $100,000 were cancelled in connection with the merger. The merger consideration was determined based upon arms-length negotiations between Immune and Opticon Iowa.

The Merger Agreement provided that Immune assume Opticon Iowa's rights and obligations under all of Opticon Iowa's outstanding options and warrants and other purchase rights. As a result, on the Effective Date, the right of any holder of an outstanding option, warrant, or other purchase right, was converted into the right to receive the number of shares of Immune Common Stock as would have been issued or delivered to the holder if it had exercised the warrant or option and received the shares of Opticon Iowa Stock upon such exercise immediately prior to the effectiveness of the Merger. At the Effective Date, there were outstanding an aggregate of 1,968,517 Opticon Iowa options and warrants.



In connection with the Merger, on January 20, 2000, Immune's shareholders approved a one-for-three reverse stock split and authorized 1,000,000 shares of preferred stock and an increase in the authorized capital stock to 26,000,000 shares. As a result, prior to the Effective Date, Immune had a total of 1,983,526 shares of Immune Common Stock issued and outstanding. In the Merger, 5,513,974 shares of Immune Common Stock were issued in exchange for the outstanding shares of Opticon Iowa Stock, causing Immune to have a total of 7,497,500 shares of Immune Common Stock issued and outstanding. If all of the Opticon Iowa options and warrants had been exercised, approximately another 2,421,276 shares of Immune Common Stock would have been issued.



The transaction between Immune and Opticon Iowa was a business combination between an operating enterprise (Opticon Iowa) and a "shell company" (Immune), in which the shell company was the issuer of securities and the operating enterprise was determined to be the acquiring enterprise for financial reporting purposes. In this case, the business combination is being treated for financial reporting purposes as an issuance of securities by Opticon Iowa. Opticon Iowa has credited equity for the fair value of the tangible net assets of Immune (i.e., no goodwill or intangible assets were recognized in this transaction). Costs related to this transaction were charged directly to equity.



In this filing and in future filings, the historical financial statements of Opticon Iowa (accounting acquirer) has and will be presented as the historical financial statements of the combined enterprise and the assets and liabilities of the Immune (legal acquirer) has and will be accounted for as required by the purchase method of accounting without regard to which enterprise is the surviving enterprise. The results of operations of Immune (legal acquirer) are included in the financial statements of the combined enterprise only from the date of acquisition. The equity of Opticon Iowa is presented as the equity of the combined enterprise; however, the capital stock account of Opticon Iowa has been adjusted to reflect the par value of the outstanding stock of Immune after giving effect to the number of shares issued in the business combination. The difference between the capital stock account of Opticon Iowa and the capital stock account of Immune has been recorded as an adjustment to additional paid-in capital of the combined enterprise. For periods prior to the business combination, the equity of the combined enterprise is the historical equity of Opticon Iowa prior to the merger retroactively restated to reflect the number of shares received in the business combination. The accumulated deficit of Opticon Iowa will be carried forward after the acquisition. Earnings (loss) per share for periods prior to the business combination have been restated to reflect the number of equivalent shares received by Opticon Iowa shareholders in the Merger.



NOTE 3 - CONVERTIBLE PREFERRED STOCK SERIES A



Immediately following the Merger, Immune entered into Securities Purchase Agreements with certain investors (the Investors") whereby Immune agreed to sell, and the Investors to purchase $3 million in principal amount of 6% convertible debentures (the "Debentures") and warrants to purchase 300,000 shares of Immune's common stock (the Warrants") at a price of $6.60 per share. At the option of the holder, the Debentures were convertible, either in whole or in part, into common shares, at any time, and from time to time, at a conversion price per share of common stock equal to the lesser of: (a) $4.50 or (b) 65% of the market price of Immune Common Stock. Any principal amount of Debentures outstanding on the third anniversary of the issuance were automatically convertible into common stock at the conversion price unless the common stock issuable on such conversion would exceed 19.99% of the common stock outstanding on the mandatory conversion date, in which case Immune's shareholders would have to approve the issuance of the common stock in excess of the 19.99% threshold. In the event of no shareholder approval, any unconverted portion of the Debentures were required to be redeemed for cash.

The Debentures were recorded at the amount of gross proceeds of $3 million, less the fair value of the Warrants, which were valued at $775,000. The calculated conversion price at February 25, 2000, the first available conversion date, was $2.93 per share. In accordance with the FASB's Emerging Issues Task Force Issue 98-5, the difference between this conversion price and the market price of $4.50 per share was reflected as additional interest expense of $1,613,013 in the merged company's statement of operations for the quarter ended March 31, 2000.



On March 17, 2000, the Debentures were exchanged for 3,000 shares of Series A 6% Convertible Preferred Stock (the "Preferred Stock"). The Preferred Stock has identical terms and conditions to the Debentures, except that the holders of Preferred Stock are entitled to cumulative dividends rather than interest, payable quarterly in cash or common stock. At the time of conversion, the principal balance of the Debentures was $2,246,528, and accrued interest was $9,250. On the conversion date, Immune also netted the deferred debt issuance costs of $440,159, previously recorded as an asset, with the carrying value of the preferred stock. The dividends were accrued at June 30, 2000, in the amount of $51,781.



NOTE 4 - SUBSEQUENT EVENTS



MERGER OF IMMUNE RESPONSE, INC. INTO OPTICON MEDICAL, INC. (A DELAWARE CORPORATION)

On July 27, 2000, Immune merged into its wholly-owned subsidiary, Opticon Medical, Inc., a Delaware corporation (referred to herein as the "Company"). The merger was approved at the Annual Meeting of Shareholders and became effective upon the filing of certificates of merger with the Secretaries of State of Colorado and Delaware on July 27, 2000.



At the effective date of the merger, each outstanding share of Immune Common Stock and each outstanding share of Immune Preferred Stock was converted automatically into one share of Company common stock, par value $0.0001 per share ("Company Common Stock"), and one share of Company Series A, 6% Convertible Preferred Stock, par value $0.0001 per share ("Company Preferred Stock"), respectively.



The Company has assumed and will continue the outstanding stock options and all other employee benefit plans of Immune. Each outstanding and unexercised option or other right to purchase shares of Immune Common Stock will become an option or right to purchase the same number of shares of Company Common Stock on the same terms and conditions and at the same exercise price applicable to any such option or stock purchase right as of the date of the effectiveness of the merger.



ADOPTION OF 2000 STOCK INCENTIVE PLAN



On July 27, 2000, the shareholders of the Company approved the adoption of the 2000 Stock Incentive Plan (the "2000 Plan"). The 2000 Plan is intended to increase incentive and to encourage stock ownership on the part of (1) employees of the Company and its affiliates, (2) consultants who provide significant services to the Company and its affiliates, and (3) directors of the Company who are employees of neither the Company nor any affiliate ("Non-employee Directors").



The 2000 Plan permits the granting of stock options and restricted stock awards (collectively, "Awards") to eligible participants. The total number of shares of Company Common Stock available for Awards to be granted under the 2000 Plan will consist of 1,500,000 shares. If an Award expires or is canceled without having been fully exercised or vested, the unvested or canceled shares generally will be available again for grants of Awards.

The 2000 Plan is administered by the Compensation and Stock Option Committee of the Company's Board of Directors (the "Committee"). The members of the Committee must qualify as "outside directors" under section 162(m) of the Internal Revenue Code (the "Code"). Subject to the terms of the 2000 Plan, the Committee has the sole discretion to determine the key employees and consultants who shall be granted Awards, the terms and conditions of such Awards, and to construe and interpret the 2000 Plan. The actual number of employees and consultants who will receive Awards under the 2000 Plan cannot be determined because eligibility for participation in the Plan is in the discretion of the Committee. The 2000 Plan may be amended or terminated by the Board of Directors at any time and for any reason. Certain material amendments to the 2000 Plan must be approved by the stockholders.


If a participant engages in a certain activity that is harmful to the Company, all outstanding and unexercised Awards may be cancelled and terminated. Awards granted under the 2000 Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution.

         YOU SHOULD RELY ONLY ON INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. THE SELLING STOCKHOLDERS LISTED IN THIS PROSPECTUS ARE OFFERING TO SELL, AND ARE SEEKING OFFERS TO BUY, SHARES OF COMMON STOCK IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED.

         NO ACTION IS BEING TAKEN IN ANY JURISDICTION OUTSIDE THE UNITED STATES TO PERMIT A PUBLIC OFFERING OF THE COMMON STOCK OR POSSESSION OR DISTRIBUTION OF THIS PROSPECTUS IN ANY SUCH JURISDICTION. PERSONS WHO COME INTO POSSESSION OF THIS PROSPECTUS IN JURISDICTIONS OUTSIDE THE UNITED STATES ARE REQUIRED TO INFORM THEMSELVES ABOUT AND TO OBSERVE AND RESTRICTIONS TO THIS OFFERING AND THE DISTRIBUTION OF THIS PROSPECTUS APPLICABLE TO THAT JURISDICTION.



                              OPTICON MEDICAL, INC.



                        5,455,385 SHARES OF COMMON STOCK




                                   PROSPECTUS




                                 AUGUST 29, 2000

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Our Certificate of Incorporation limits the liability of directors to stockholders for monetary damages for breach of a fiduciary duty except in the case of liability: (i) for any breach of their duty of loyalty to us or our stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (ii) for unlawful distributions as provided in Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit.

         Our Certificate and Bylaws provide for the indemnification of our directors and officers to the maximum extent permitted by the Delaware General Corporation Law, against all liability and expense (including attorney's fees) incurred by reason of the fact that the officer or director served in such capacity, or in a certain capacity for another entity at our request. Section 145 of the Delaware General Corporation Law provides generally for indemnification of directors against liability incurred as a result of actions, suits, or proceedings if they acted in good faith and in a manner they reasonably believed to be in or not opposed to our best interests.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The expenses relating to the registration of the shares of common stock being offered hereby, other than underwriting discounts and commissions, will be borne by the Registrant. The following table shows the amount of such expenses in connection with the sale and distribution of the shares registered on August 22, 2000:

                   Item                               Amount
                   ----                               ------


Securities and Exchange Commission
  Registration Fee                                   $  2,612

Legal Fees and Expenses                              $ 13,700

Accounting Fees and Expenses                         $  4,000

Miscellaneous Expenses                               $  2,325

Total                                                $ 22,637

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

         In November 1999 (and prior to a subsequent one-for-three reverse stock split), we completed the private placement of 3,000,000 shares of common stock, which was offered on a best efforts basis to accredited investors. The gross proceeds from the private placement was $300,000 and were used for working capital. We claimed exemption from registration under Rule 506 of Regulation D of the Securities Act, and we restricted the sale of stock accordingly.

         In February 2000, following the effectiveness of the merger, we sold to the selling stockholders $3,000,000 in principal amount of 6% Redeemable Convertible Debentures, and warrants to purchase 300,000 shares of common stock, for an aggregate purchase price of $3,000,000. The debentures were subsequently exchanged for 3,000 shares of our Series A 6% Convertible Preferred Stock . The shares of preferred stock are entitled to cumulative dividends at the rate of 6% per annum. The warrants are exercisable at a price equal to $6.60 per share. The preferred stock is convertible from time to time at the option of the holder into shares of common stock at a conversion price equal to 65% of the average closing bid price of the common stock for the 5 business days prior to conversion. Both the preferred stock and the warrants have adjustment features to compensate for the dilutive issuance by us of common equity (or options, warrants or other rights convertible into or exercisable for common equity) while the preferred stock and warrants remain outstanding. We also entered into a Registration Rights Agreement pursuant to which we are filing this registration statement on Form SB-2 under the Securities Act for the resale by the selling stockholders of shares of common stock issuable on conversion of the preferred stock or exercise of the warrants, and we will incur substantial penalties if the registration statement is not declared effective within 180 days of the closing of the sale of the preferred stock and warrants. Our net proceeds from this transaction, after payment of fees and expenses, was approximately $2,547,265.

         In connection with the debentures, warrants, and shares of preferred stock, we claimed exemption from registration under Rule 506 of Regulation D of the Securities Act, and we restricted the sale of stock accordingly.

ITEM 27.  EXHIBITS

     EXHIBIT
     NUMBER                                       DESCRIPTION
     ------                                       -----------

       2.1        *        Agreement and Plan of Reorganization, dated December
                           9, 1999, among Immune Response, Inc., Opticon
                           Medical, Inc., and Opticon Acquisition Corporation.

       3.1        ***      Conformed Certificate of Incorporation of the
                           Registrant.

       3.2        ***      Amended and Restated Bylaws of the Registrant.

       4          ***      Articles Fourth, Ninth and Tenth of the Registrant's
                           Conformed Certificate of Incorporation and Articles
                           II, V, VI, VII and IX of the Registrant's Amended and
                           Restated Bylaws.

       5          **       Opinion of Porter, Wright, Morris & Arthur

       10.1       *        Lease between Pharmacia & Upjohn Company, successor
                           by merger to Adria Laboratories, Inc., and Opticon
                           Medical, Inc., dated August 20, 1998, for the lease of real property located at 7001 Post Road, Dublin, Ohio 43016.

       10.2       *        First Amendment to Lease Agreement between Pharmacia
                           & Upjohn Company, successor by merger to Adria
                           Laboratories, Inc., "Landlord," and Opticon Medical,
                           Inc., "Tenant," dated October 27, 1998.

       10.3       *        Employment Agreement, dated March 10, 1997, between
                           Opticon Medical, Inc. and William J. Post.

       10.4       *        Amendment to Employment Agreement, dated February 12,
                           1998, between Opticon Medical, Inc. and William J.
                           Post.

       10.5       *        Employment Agreement, dated September 9, 1997,
                           between Opticon Medical, Inc. and John LaMarche.

       10.6       *        Amendment to Employment Agreement, dated February 12,
                           1998, between Opticon Medical, Inc. and John
                           LaMarche.

       10.7       *        Consulting Agreement, dated November 1, 1997, between
                           Opticon Medical, Inc. and Dr. Fouad A. Salama, M.D.

       10.8       *        Employee Stock Option Agreement, dated June 3, 1998,
                           between Opticon Medical, Inc. and William J. Post.

       10.9       *        Employee Stock Option Agreement, dated July 26, 1996,
                           between Medical Device International, Inc. and John
                           LaMarche.

       10.10      *        Employee Stock Option Agreement, dated June 3, 1998,
                           between Opticon Medical, Inc. and John LaMarche.

       10.11      *        Form of Director's Stock Option Agreement, dated May
                           30, 1997, between Opticon Medical, Inc. and Ron
                           Eibensteiner, Opticon Medical, Inc. and Walter
                           Sembrowich, and Opticon Medical, Inc. and David
                           Lundquist.

       10.12      *        Employee Stock Option Agreement, dated July 26, 1997,
                           between Medical Device International, Inc. and F.A.
                           Salama, M.D.

       10.13      *        Amendment to Employee Stock Opticon Agreement, dated
                           November 1, 1997, between Opticon Medical, Inc. and
                           Dr. Fouad A. Salama.

       10.14      *        Form of Securities Purchase Agreement between Immune
                           Response, Inc. and the selling stockholders.

       10.15      *        Form of Registration Rights Agreement between Immune
                           Response, Inc. and selling stockholders.

       10.16      **       Form of Warrant issued by the Registrant to the
                           selling stockholders.

       10.17      ***      Registrant's 2000 Stock Incentive Plan.

       10.18(R)   ****     Manufacturing and Supply Agreement dated August 4,
                           2000 by and between Opticon Medical, Inc. and Medical
                           Elastomer Development, Inc.

       16.1 Letter from Davis & Co., CPA's, P.C., dated November 2, 1999, addressed to the Securities and Exchange Commission. (Previously filed as Exhibit 16.1 to Registrant's Current Report on Form 8-K, dated November 2, 1999, Commission file no. 33-17922-C, and incorporated herein by reference.)

       16.2 Letter from Gelfond Hochstadt Pangburn, P.C., dated March 14, 2000, addressed to the Securities and Exchange Commission. (Previously filed as Exhibit
                           16.1 to Registrant's Current Report on Form 8-K, dated March 17, 2000, Commission file no. 33-17922-C, and incorporated herein by reference.)

       21         *        List of Subsidiaries

       23.1       ****     Consent of KPMG LLP

       23.2       **       Consent of Lund Koehler Cox & Arkema LLP

       23.3       **       Consent of Davis & Co., CPA's, P.C.

       23.4       **       Consent of Porter, Wright, Morris & Arthur LLP
                           (contained in Exhibit 5).

       24         ***      Powers of Attorney



* Previously filed with Registrant's Annual Report on Form 10-KSB, dated March 30, 2000, Commission file no. 33-17922-C, and incorporated herein by reference.

** Previously filed with Registrant's Registration Statement on Form SB-2, dated April 26, 2000, Registration file no. 333-35644.

*** Previously filed with Registrant's Quarterly Report on Form 10-QSB, dated August 14, 2000, Commission file no. 33-17922-C, and incorporated herein by reference.

****   Filed with this Amendment.
                                      II-3

(R) Please note that certain confidential commercial information has been redacted from some of the exhibits to this Post-Effective Amendment to Form SB-2 in order to preserve the confidentiality of such information. All of the confidential information which has been redacted is on file with the Securities and Exchange Commission. Exhibits to this Form SB-2 which have had confidential information redacted are indicated as follows on the exhibit list above:

(R) Within these exhibits, redacted material is indicated by the following sign where such redacted text would have appeared in the relevant exhibit: (**REDACTED**).

ITEM 28. UNDERTAKINGS

         The undersigned hereby undertakes:

                  A. Undertakings Regarding Amendments to this Prospectus and the Registration Statement

                  1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                     (i) To include any prospectus required by section 10(a)(3)
                  of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" in the effective Registration Statement; and

                     (iii) To include any material information with respect to
                  the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  B. Undertaking in Respect of Indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the registrant's directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a directors, officers or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Post-effective Amendment No. 1 to Form SB-2 and has duly caused this Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Dublin, State of Ohio, on August 22, 2000.


                              OPTICON MEDICAL, INC.

                             By: /s/ William J. Post
                                 -------------------



         Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the dates indicated:

              SIGNATURE                                   TITLE                                DATE
              ---------                                   -----                                ----

    /s/   William J. Post                    President, Director                  )      August 22, 2000
    ---   ------- -- ----                    (Principal Executive Officer)        )
          William J. Post                                                         )
                                                                                  )
                                                                                  )
         *David B. Bittner                   Chief Financial Officer,             )      August 22, 2000
         ------ -- -------                   Treasurer (Principal Financial and   )
         David B. Bittner                    Accounting Officer)                  )
                                                                                  )
                                                                                  )
         *Walter L. Sembrowich, Ph.D.        Director                             )      August 22, 2000
         ------- -- ----------- -----                                             )
         Walter L. Sembrowich, Ph.D.                                              )
                                                                                  )
         *Ronald E. Eibensteiner             Director                             )      August 22, 2000
         ------- -- ------------                                                  )
         Ronald E. Eibensteiner                                                   )
                                                                                  )
                                                                                  )
         *David Lundquist                    Director                             )      August 22, 2000
         ------ ---------                                                         )
         David Lundquist                                                          )
                                                                                  )
         *Fouad A. Salama                     Director                            )      August 22, 2000
         ------ -- ------                                                         )
         Fouad A. Salama                                                          )
                                                                                  )
                                                                                  )


*By:    /s/William J.  Post
        ---------- --  ----
        William J. Post
        Attorney-in-fact for each of the persons indicated







                                      II-5